UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Core Laboratories N.V.

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CORE LABORATORIES N.V.

Strawinskylaan 913

Tower A, Level 9

1077 XX Amsterdam

The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2020

Dear Shareholder:

You are cordially invited to attend our 2020 annual meeting of shareholders of Core Laboratories N.V. (the "Company"), which will be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, the Netherlands, on Wednesday, May 20, 2020 at 9:00 a.m. Central European Summer Time ("CEST") for the following purposes as proposed by the Board of Supervisory Directors:

1.

To elect two Class I Supervisory Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2023 and until their successors shall have been duly elected and qualified;

2.	To appoint KPMG, including its U.S. and Dutch affiliates (collectively, "KPMG") as the Company's independent registered public accountants for the year ending December 31, 2020;
3.

To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2019, following a discussion of our Dutch Report of the Management Board for that same period;

4.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 20, 2020;
5.

To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 20, 2021, and such repurchased shares may be used for any legal purpose;

6.

To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021;

7.

To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021;

8.	To:
(a)

approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables;

(b)	cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2019;
(c)	adopt the remuneration policy for the Management Board and the Supervisory Board in line with new Dutch legal requirements;
9.

To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “LTIP”), the principal purposes of which are to increase the number of shares authorized for issuance thereunder, to extend the term of the LTIP through May 20, 2030, and for other purposes; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The election of Supervisory Board members as described in item no. 1 and the topics covered by item nos. 2 through 8a have largely been presented to and approved by our shareholders at our prior annual meetings. Items 8b and 8c have been added in connection with recent changes to the Dutch Civil Code as a result of the implementation of the revised European shareholder rights directive (Directive (EU) 2017/828) and now also provide for an advisory vote with respect to the remuneration report as referred to in Section 2:135b of the Dutch Civil Code and for the adoption of a remuneration policy for the Management Board and the Supervisory Board in accordance with Section 2:135a in conjunction with Section 2:145 of the Dutch Civil Code. Item no. 9 was last presented to our shareholders in 2014 and was approved that year. All items are being presented to our shareholders as a result of our being organized under the laws of the Netherlands.

Copies of the Dutch statutory annual accounts, the report of the Management Board and the list of nominees for the Supervisory Board will be available for inspection at our offices in the Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting. The proxy materials, including the aforementioned copies, will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com.

THE IMPACT OF COVID-19

We shall hold the 2020 Annual Meeting, in person. However, we are actively monitoring the coronavirus (COVID-19); and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that foreign, federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our annual meeting website at www.proxydocs.com/clb for updated information. If you are planning to attend our meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders as of the close of business Eastern Daylight Time on April 22, 2020 (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 8:00 a.m. CEST and the meeting will begin at 9:00 a.m. CEST on May 20, 2020. Each shareholder desiring to attend MUST bring proof of share ownership as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 22, 2020, as described further in the proxy statement) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 22, 2020. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Supervisory Directors,

Jan Willem Sodderland
Supervisory Director

Amsterdam, the Netherlands

March 20, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

The Notice of 2020 Annual Meeting of Shareholders and the Proxy Statement for the 2020 Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/clb.

Potential Payments Upon Termination or Change in Control	40
Employment Agreements	40

COMPENSATION COMMITTEE REPORT	47

AUDIT COMMITTEE REPORT	48

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50

Audit Fee Summary	50

AGENDA ITEMS	51

Item 1. Election of Class I Supervisory Directors	51
Item 2. Appointment of KPMG as our Independent Registered Public Accounting Firm for 2020	51
Item 3. Confirmation and Adoption of Annual Accounts	52
Item 4. Cancellation of Our Repurchased Shares Held at 12:01 A.M. CEST On May 20, 2020	52
Item 5. Extension and Renewal of Existing Authority to Repurchase Shares	53
Item 6. Extension of Authority to Issue Shares of Core Laboratories N.V. until November 20, 2021	53
Item 7. Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 20, 2021	54
Items 8(a), (b) and (c). To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement, the Remuneration Report as referred to in Section 2:135b of the Dutch Civil Code and to adopt the Remuneration Policy for the Management Board and the Supervisory Board	55
Item 9. Approval of the Amendment and Restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan	56
Item 10. Other Matters to Be Voted on	62

OTHER PROXY MATTERS	63

Information About Our 2021 Annual Meeting: Shareholder Proposals and Shareholder Access	63
The Right of Shareholders to Request a Shareholder Meeting	63
Shareholders Sharing the Same Address	63
Incorporation by Reference	64
Other Information	64

PROXY CARD	72

CORE LABORATORIES N.V.

Strawinskylaan 913

Tower A, Level 9

1077 XX Amsterdam

The Netherlands

PROXY STATEMENT

ABOUT THE 2020 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March 20, 2020, and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and desire to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. ("Core" or the "Company") for use at our 2020 annual meeting of shareholders to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, the Netherlands, on Wednesday, May 20, 2020 at 9:00 a.m. CEST for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the United States Securities and Exchange Commission, we are making this proxy statement and our Annual Report on Form 10-K (the "Annual Report") available on the Internet. In order to be able to comply with applicable electronic notification deadlines, we will mail a notice to those who were shareholders as of the close of business Eastern Daylight Time on March 13, 2020, containing instructions on how to access the proxy statement and Annual Report and vote on-line or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com. See the Section below on "WHO IS ENTITLED TO VOTE" for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board of Supervisory Directors, with the exception of item 10, which is a discussion item only:

1.

To elect two Class I Supervisory Directors to serve until our annual meeting in 2023 under the terms and conditions described within the proxy statement and until their successors shall have been duly elected and qualified;

2.	To appoint KPMG as our Company's independent registered public accountants for the year ending December 31, 2020;
3.

To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2019, following a discussion of our Dutch Report of the Management Board for that same period;

4.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 20, 2020;

5.

To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 20, 2021, and such repurchased shares may be used for any legal purpose;

6.

To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021;

7.

To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021;

8.	To:
(a)

approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables;

(b)	cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2019;
(c)	adopt the remuneration policy for the Management Board and the Supervisory Board in line with new Dutch legal requirements;
9.

To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “LTIP”), the principal purposes of which are to increase the number of shares authorized for issuance thereunder, to extend the term of the LTIP through May 20, 2030, and for other purposes; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2020 annual meeting to those shareholders who hold common shares at the close of business Eastern Daylight Time on March 13, 2020 in order to be able to comply with applicable electronic notification deadlines. As of March 13, 2020, there were 44,444,177 common shares outstanding. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting. Each outstanding common share (issued shares excluding common shares held by the Company) is entitled to one vote.

The March 13, 2020 date only determines who receives the electronic notice and does not determine who has the right to vote at the annual meeting. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 22, 2020. This latter date is considered to be the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code and only holders of shares (or other persons with voting rights with respect to shares) on such date are entitled to vote. Under Dutch law, this latter date must occur exactly twenty-eight (28) days before the date of the annual meeting.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, as of April 22, 2020, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares, as of April 22, 2020, through an account with a bank or broker, you may vote by mail, online or by phone by following the directions that your bank or broker provides.

Given the time of the meeting in the Netherlands, in order for your mailed or on-line vote or vote cast by phone to be counted, it must be received on or before 5:00 p.m. Eastern Daylight Time on Tuesday, May 19, 2020. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern

Daylight Time on May 19, 2020. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

If you are a registered shareholder as of April 22, 2020, you may vote your shares at the meeting if you attend in person. If you hold your shares as of April 22, 2020 through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON

Attendance at the meeting is limited to shareholders as of the close of business Eastern Daylight Time on April 22, 2020 (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 8:00 a.m. CEST and the meeting will begin at 9:00 a.m. CEST on May 20, 2020. Each shareholder desiring to attend MUST bring proof of share ownership as of the "day of registration" (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 22, 2020) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

THE IMPACT OF COVID-19

We shall hold the 2020 Annual Meeting, in person. However, we are actively monitoring the coronavirus (COVID-19); and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that foreign, federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our annual meeting website at www.proxydocs.com/clb for updated information. If you are planning to attend our meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.

If you hold your shares through an account with a bank or broker, you may revoke your proxy by following the instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank or broker and voting in person at the annual meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted "FOR" all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

Under Dutch law and our Articles of Association, there is no specific quorum requirement for our annual meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board, except that (i) in relation to agenda item nos. 4, 7 and 9, a two-thirds majority of the votes cast is required to approve these proposals in the event less than 50% of the issued share capital is present or represented at the meeting; and (ii) in relation to agenda item 8(c), a majority of three-quarters of the votes cast is required. Our Articles of Association prohibit shareholders from acting by written consent, unless such written consent is unanimous and Dutch law does not allow a written consent at a lesser percentage.

Dutch law and our Articles of Association provide that common shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. A "broker non-vote" occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange ("NYSE").

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail and through the Internet. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses, which fee and expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners LLC may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES

Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 13, 2020, with respect to the common shares beneficially owned by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common shares;
•	each currently serving Supervisory Director;
•	each nominee for election as Supervisory Director;
•	each of our named executive officers; and
•	all Supervisory Directors and executive officers as a group (all seven of the current Supervisory Directors and one of the new nominees own shares of Company stock).

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding (2)
Massachusetts Financial Services Company (3)	4,755,806	10.70%
The Vanguard Group (4)	4,269,120	9.61%
BlackRock Inc. (5)	3,180,989	7.16%
EARNEST Partners, LLC (6)	2,934,116	6.60%
Van Eck Associates Corporation (7)	2,520,809	5.67%
David M. Demshur	434,374	*
Christopher S. Hill	15,138	*
Gregory Barnett	13,000	*
Lawrence Bruno	10,799	*
Jan Willem Sodderland	6,153	*
Margaret Ann van Kempen	4,398	*
Martha Z. Carnes	4,200	*
Michael Straughen	2,256	*
Harvey Klingensmith	1,000	*
Monique van Dijken Eeuwijk	—	*
All Supervisory Directors and executive officers as a group	491,318	1.11%
* Represents less than 1%.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.
(2)	Based on 44,444,177 common shares outstanding as of March 13, 2020.
(3)

Based upon an Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020, Massachusetts Financial Services Company ("MFS") is deemed to be the beneficial owner of 4,755,806 shares. MFS has sole voting power of 4,623,385 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. MFS's current address is 111 Huntington Avenue, Boston, MA 02199.

(4)

Based upon an Amendment No. 7 to Schedule 13G filed with the SEC on February 12, 2020, The Vanguard Group is deemed to be the beneficial owner of 4,269,120 shares. The Vanguard Group has sole voting power of 14,814 shares and shared voting power of 12,554 shares and has sole dispositive power with respect to 4,247,925 shares and shared dispositive power with respect to 21,195 shares. The Vanguard Group’s current address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based upon an Amendment No. 2 to Schedule 13G filed with the SEC on February 4, 2020, BlackRock, Inc. is deemed to be the beneficial owner of 3,180,989 shares. BlackRock has sole voting power of 3,149,366 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. BlackRock's current address is 55 East 52nd Street, New York, NY 10055.

(6)

Based upon an Amendment No. 7 to Schedule 13G filed with the SEC on February 7, 2020, EARNEST Partners, LLC is deemed to be the beneficial owner of 2,934,116 shares. EARNEST Partners has sole voting power of 1,860,779 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. EARNEST Partner’s current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(7)

Based upon Schedule 13G filed with the SEC on February 13, 2020, Van Eck Associates Corporation is deemed to be the beneficial owner of 2,520,809 shares. Van Eck Associates Corporation has sole voting power and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Van Eck Associated Corporation’s current address is 666 Third Ave – 9th Floor, New York, NY 10017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Supervisory Directors, named executive officers and persons who own more than 10% of our common shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the SEC and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.

Based solely on its review of reports and written representations that the Company has received, the Company believes that all required Section 16 reports were timely filed during 2019, with the exception of one Form 4 for Supervisory Director Gregory B. Barnett, which was due to be filed in August 2019, but was filed in a Form 5 in January 2020.

Equity Compensation Plan Information

We have two main incentive plans, our 2014 Long-Term Incentive Plan ("LTIP"), and our 2014 Nonemployee Director Stock Incentive Plan ("Director Plan"), both of which have been approved by our shareholders. The following table shows the balance of shares in each plan that remain available for future issuance and the number of shares that have been awarded, but not yet vested, under each of the equity compensation plans as of December, 31, 2019.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
LTIP	659,298	—	472,024
Director Plan	10,885	—	644,509
Equity compensation plans not approved by our shareholders	—	—	—
Total	670,183	—	1,116,533

Performance Graph

The following performance graph compares the performance of our common shares to the Standard & Poor's 500 Index and the Philadelphia Oil Service Index ("OSX") for the period beginning December 31, 2014 and ending December 31, 2019. Core Lab is now an established member of the OSX, which includes a greater concentration of our most direct peers.

The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2014 and that all dividends were reinvested. The stockholder return set forth below is not necessarily indicative of future performance. The following graph and related information is "furnished" and shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that Core Laboratories specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION

Board of Supervisory Directors

Set forth below as of March 13, 2020 is the biographical information for our Supervisory Directors who will serve following the annual meeting and their respective committee assignments following the meeting, including individuals who have been nominated for election as Class I Supervisory Directors. You may vote for each of the nominees, for one of the nominees or for none of the nominees.

Nominees for Class I Supervisory Directors (Term To Expire 2023)

Monique van Dijken Eeuwijk

•	Proposed member of the Nominating, Governance and Corporate Responsibility Committee
•	Age: 50

Monique G.M. van Dijken Eeuwijk (Dutch nationality, age 50), has over 20 years of experience as a lawyer and board room counsel specialized in (supervisory) laws- and regulations applicable to financial institutions, audit firms, their respective worldwide networks and the national professional services firms of which they form part. Furthermore, she is an expert in the field of data privacy and protection.

Mrs. van Dijken Eeuwijk started her career with Delta Lloyd, a large insurance company and was appointed Company Secretary and subsequently General Counsel of its banking division in 1996. In 2001 she joined NautaDutilh, one of the top 5 law firms in the Netherlands. Within NautaDutilh she was responsible for leading the Benelux Sector Team Professional Services Firms. In 2019 she founded the law firm MGM Regulatory & Governance.

Mrs. van Dijken Eeuwijk’s practice, in particular focuses on advising (i) Supervisory Boards on their various roles and how to execute and demonstrate effective internal supervision and governance, (ii) the Managing Board on (the execution of) strategy; long term value creation, ESG, external supervision and how to deal with external Supervisory Authorities. Next to that she advises and assists the Offices of the General Counsel, the Compliance -, Risk Management – and Legal Departments on supervisory and compliance issues; in creating and enabling the provision of (financial) services and the processing of (personal) data on a cross border (global) basis.

Mrs. van Dijken Eeuwijk is appointed as member of the Listed Public Entities Committee of the Royal Dutch Institute of Chartered Accountants.  Furthermore, she holds the position of co-chair of the Dutch Chapter of the global Women Corporate Directors Foundation. She is a member of the Women Interest Group of the International Bar Association, as well as a member of the Dutch Association of Board and Supervisory Board Members. She was also admitted to the ‘Top Women Database’ created by the Dutch Minster of Education, Culture and Science and The Confederation of Netherlands Industry and Employers. She frequently chairs and attends meeting of these various associations and speaks to these groups on a range of topics pertaining to corporate governance, supervision, regulatory law, diversity, ESG, privacy and data protection.

Mrs. van Dijken Eeuwijk also regularly lectures at, amongst other, the Erasmus University, Nyenrode Business University, the Vrije University, the University of Utrecht and Hemingway Professional Governance on aforementioned topics.

Mrs. van Dijken Eeuwijk is a graduate of the University of Amsterdam where she earned a degree in European Studies as well as a degree in Dutch law. She is a member of the Dutch Bar.  She has previously also served, next to her law practice, as the assistant secretary of the Board of Disciplines of Accountants, as a member of the Governance Risk and Compliance Committee of the NBA and was a co-author of the Journal for Accounting Law.

As a result of these professional experiences, Mrs. Van Dijken Eeuwijk possesses particular knowledge and experience advising on corporate governance and ESG matters, including risk management and analysis, that strengthen the Board’s collective qualifications, skills and experience.

Mrs. van Dijken Eeuwijk does not hold any shares in the Company.

Harvey Klingensmith

•	Proposed member of the Nominating, Governance and Corporate Responsibility Committee and the Audit Committee
•	Age: 67

Mr. Klingensmith, a native of Denver, Colorado, retired from executive office at the end of January 2019 after numerous executive leadership positions in the oil and gas industry.  Mr. Klingensmith co-founded and served as Chief Executive Officer and Board member of Ajax Resources LLC (“Ajax”), an exploration and production company focused on oil and gas development in the Permian Basin.  He served as CEO from its founding in July 2015 until October, 2017, and served on the Board until its sale in 2018. As Co-Founder and Chief Executive Officer of Ajax, Mr. Klingensmith was instrumental in successfully putting together the $425 MM financing package necessary to start Ajax; recruited key personnel needed to build and run the business; and executed key business initiatives that resulted in production growth from 2,000 to 18,500 barrels of oil equivalent per day and Ajax’s sale to Diamondback Energy for $1.24 billion.

Mr. Klingensmith was also President of Wyatt Energy LLC (“Wyatt”), a privately held, independent oil and gas exploration and production company based in Houston, Texas, focused on the identification of and investment in unique opportunities in the oil and gas space, from April 2014 through January 2018.  He led this effort simultaneously with his roles at Ajax.

Mr. Klingensmith also co-founded and served as Chief Executive Officer of Spoke Resources Ltd. (“Spoke”), including its predecessor entity Stone Mountain Resources Ltd (“Stone”), from April 2006 through August 2018.  Spoke was a large natural gas production company headquartered in Calgary, Alberta, and had its primary producing asset in NE British Columbia before its sale to Surmont Oil and Gas in 2018. During his tenure at Spoke and Stone, Mr. Klingensmith led efforts to raise capital, headed operations and production growth as well as gained experience with financially distressed companies during Stone’s entry into receivership and exit as Spoke before its sale to Surmont Oil and Gas in 2018.

Prior to entering the private space Mr. Klingensmith had served as President of El Paso Canada (2002-2004), Senior Vice President Worldwide Exploration for Coastal Oil and Gas (1994-2001), and Vice President of Worldwide Exploration of Maxus Energy (1986-1993). Mr. Klingensmith received dual Bachelor of Science degrees in Geological Engineering and Geophysical Engineering from the Colorado School of Mines in 1975. He is an active member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. Mr. Klingensmith’s over 40 years of diverse experience in the upstream oil and gas business along with his proven leadership and executive oversight experience make him a valuable addition to our board.

Mr. Klingensmith owns 1,000 shares of the Company’s stock.

Continuing Class II Supervisory Directors (Term to Expire 2022)

Martha Z. Carnes

•	Supervisory Director since 2016
•	Proposed Lead Director
•	Chairman of Audit Committee
•	Age: 59

Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a thirty-four year career with the firm. She was an Assurance Partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In these roles, she was responsible for leading the design and execution of the market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction. As an Assurance Partner, Ms. Carnes had vast experience with capital markets activities and was the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector. Ms. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Since September 1, 2017, she has served as a director of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners LP. Since July 2017, Ms. Carnes has also served as a director of Matrix Service Company, a services company that provides engineering, fabrication, infrastructure, construction, and maintenance services primarily to the oil, gas, power, petrochemical, industrial, agricultural, mining and minerals markets, where she chairs the Audit Committee and is a member of the Compensation and Nominations and Governance Committees. Her financial expertise and experience in working with and auditing public companies in the energy industry, and her operational experience at PwC, a professional services firm, allow her to provide important insight to the Company. Following Mr. Sodderland’s retirement from the Supervisory

Board as of the conclusion of the 2020 annual shareholder meeting, Ms. Carnes will become the Lead Director.

Michael Straughen

•	Supervisory Director since 2016
•	Chairman of Compensation Committee and member of the Audit Committee
•	Age: 70

Following an extensive career in oilfield services, Mr. Straughen retired from executive office at the end of 2014 and now has various non-executive positions. He currently serves on the boards of Glacier, an Aberdeen based offshore services company; the Glasgow based Denholm Oilfield Services Group. He was previously on the board of ASCO, an Aberdeen based logistics support group until June 2019. He was also on the board of GMS PLC, an Abu Dhabi based, but London listed, marine services company for three years until the end of 2016. Mr. Straughen’s last executive position was as an executive director of John Wood Group PLC, the UK’s leading oilfield services business, from 2007 to the end of 2014, where he served as Chief Executive of the Engineering Division, which had revenues of $1.8 billion and 10,000 employees. His responsibilities included P&L performance, HSSE, resourcing, customer relationships, strategy and growth. As an Executive Director of a publicly traded company, he also had responsibilities for corporate governance. From 1982 to 2007, he served in various roles, including as group managing director, with AMEC PLC, an international project management and engineering services provider. Mr. Straughen is a Chartered Engineer, has served on various industry bodies and is a mentor to small businesses. His extensive management experience in the oil and gas sector, as well as his diverse background, enable him to provide valuable insight on management, governance and strategic issues.

Gregory B. Barnett

•	Supervisory Director since 2019
•	Member of the Compensation Committee and Current Member of the Nominating, Governance and Corporate Responsibility Committee
•	Age: 58

Gregory B. Barnett is the founder of Envestment Capital, LLC, a privately held company that invests in entrepreneurs, energy and energy technologies, infrastructure and engineered manufacturing. He was founder of EnerCom, Inc., serving as its President from 1994 until 2017 when he sold the firm. EnerCom, Inc. is a management consulting firm serving a global oil and gas client base. In 2016, Forbes Magazine recognized EnerCom in its inaugural list of America’s Best Management Consulting firms. Based in Denver, the company provided client advice and solutions in the areas of strategic marketing, corporate structure and capital markets, corporate valuation, and corporate communication. For the period of 2005 to 2015, he was a founding partner and served as Chief Executive Officer of Strata Capital, Inc. a U.S. broker dealer that advised and raised capital for private oil and gas companies. Since 2013, he has served as an advisor to the executive management team and board of directors of Fortis Energy Services, a private oilfield services company with operating rigs and equipment in the Appalachian and Bakken basins. In 2018, Mr. Barnett was added to the board of directors of Ubiterra, a private oilfield company delivering cloud-based technologies for geosteering, real-time drilling data and seismic storage. From 1988 to 1993, Mr. Barnett served in various management positions, including international accounting and investor relations at Maxus Energy Company, a NYSE-listed company listed on the Forbes 500 list. Between 1981 and 1987, he worked in banking, oil and gas and public accounting. Mr. Barnett earned a Bachelor of Business Administration degree from The University of Texas, Arlington and a Master of Business Administration from Daniels College of Business at the University of Denver. Mr. Barnett’s extensive management and work experience in the global oil and gas sector and his diverse educational background allow him to provide valuable insight on management and strategic issues.

Continuing Class III Supervisory Directors (Term to Expire 2021)

Lawrence Bruno

•	President and Chief Operating Officer
•	Supervisory Director since 2018
•	Age: 60

On January 1, 2019, Mr. Bruno assumed the position of Chief Operating Officer after becoming the President of the Company on February 1, 2018. As President and Chief Operating Officer, Mr. Bruno has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry, and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Effective May 20, 2020, at the conclusion of the annual meeting, Mr. Bruno will succeed Mr. David Demshur as the Chairman of the Supervisory Board and Chief Executive Officer. Mr. Bruno has been in the industry for more than 35 years and with the Company for more than 21 years. Prior to being named as President of the Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master’s of Science degree in Geology in 1987 from the University of Houston.

Margaret Ann van Kempen

•	Supervisory Director since 2012
•	Member of the Compensation Committee and Chairman of the Nominating, Governance and Corporate Responsibility Committee
•	Age: 67

Ms. van Kempen has been the owner and managing partner of Van Kempen Public Relations & Public Affairs and Van Kempen Associates since 1997. She has extensive experience in strategic corporate communications and investor relations, with a focus on reputation and issue management. She has provided litigation PR and communications advice on a wide variety of issues in high profile cases in and outside the Netherlands. Her clients cover a range of sectors including banking, M&A, energy, telecommunications, information technology, professional services and fashion. From 1988 to 1995, she was Director European Affairs of Financial Times Television. Before that, she worked in government and semi-government organizations including the Foreign Trade Agency of the Ministry of Economic Affairs. Ms. van Kempen's background in corporate communications and knowledge of strategic investor relations, including her knowledge of such matters in Europe, allow her to provide unique insight to the Company particularly in light of our dual listing on the Euronext Amsterdam Stock Exchange.

Non-Executive Supervisory Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Supervisory Directors in 2019. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors:

Supervisory Director Compensation

for Year Ended December 31, 2019

Name (1)	Fee Earned or Paid in Cash ($)	Stock Awards (2)(3) ($)	Total ($)
Gregory B. Barnett (4)	39,500	109,503	149,003
Martha Z. Carnes	98,000	145,337	243,337
Charles L. Dunlap (5)	37,750	—	37,750
Lucia van Geuns (5)	31,500	—	31,500
Margaret Ann van Kempen	79,250	145,337	224,587
Jan Willem Sodderland (6)	98,000	145,337	243,337
Michael Straughen	99,000	145,337	244,337

(1)

Messrs. Demshur and Bruno are not included in this table because they received no additional compensation for their service as Directors. The compensation earned by Messrs. Demshur and Bruno in 2019 is shown under "Information About our Named Executive Officers and Executive Compensation--Summary Compensation"

(2)

The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted under the Restricted Share Award Program during 2019. This value was computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation--Stock Compensation, by discounting the share price on the date of grant by dividends expected to be paid during the term of the award.  Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2019 and are included in our annual report on Form 10-K.

(3)	Each of our currently serving non-executive Supervisory Directors had 2,177 restricted stock awards, granted in 2019, and outstanding as of December 31, 2019.
(4)	Mr. Barnett was elected at the 2019 annual shareholder meeting.
(5)	Mr. Dunlap and Mme. van Geuns were not nominated for re-election to the Board of Supervisory Directors at the 2019 annual shareholder meeting, and did not receive a stock award in 2019.
(6)

Mr. Sodderland is not being nominated for re-election to the Board of Supervisory Directors at the 2020 annual shareholders' meeting and, therefore, will no longer serve on the Board of Supervisory Directors, effective as of the conclusion of the 2020 annual shareholder meeting.

Retainer/Fees

Each non-executive Supervisory Director was paid the following amounts during fiscal 2019:

•	a base annual retainer, payable semiannually in arrears, in the amount of $55,000;
•	an additional annual retainer for the following positions:
o	for our Lead Director, an additional $25,000;
o	for our Audit Committee chairman, an additional $25,000;
o	for our Compensation Committee chairman, an additional $20,000;
o	for our Nominating, Governance and Corporate Responsibility Committee ("NGCR Committee") chairman, an additional $12,500;
•	$2,000 per meeting of the Supervisory Board at which the individual was present in person;
•	$2,000 per meeting for each committee meeting at which the individual was present in person; and
•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

Equity-Based Compensation

Effective April 1, 2016, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2016 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2016, rounded upwards to the nearest whole share for a total of 1,335 shares each. The restricted shares vested, without performance criteria, at the end of a three-year vesting period that began on April 1, 2016 and ended on April 1, 2019.

Effective April 1, 2018, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2018 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2018, rounded upwards to the nearest whole share for a total of 1,387 shares each. The restricted shares vested, without performance criteria, at the end of a one-year vesting period that began on April 1, 2018 and ended on March 31, 2019.

Effective April 1, 2019, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2019 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2019, rounded upwards to the nearest whole share for a total of 2,177 shares each. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that began on April 1, 2019 and will end on March 31, 2020.

Outstanding awards granted to the current non-executive Supervisory Directors require the recipient's continued service as a director (other than termination of service due to death or disability) to the time of vesting for the recipient to receive the shares that would otherwise vest. In the event of an award recipient's death or disability prior to the last day of these vesting periods, his or her restricted shares would vest in accordance with the aforementioned vesting schedules. If an award recipient's service with us terminates (other than due to death or disability) prior to the last day of these vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2014 Nonemployee Director Stock Incentive Plan (the "2014 Director Plan") prior to the last day of the aforementioned vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted shares will vest as of the effective date of such change in control.

Minimum Stock Ownership by Non-Executive Supervisory Directors

The Compensation Committee has established a requirement that non-executive Supervisory Directors must maintain equity ownership of Company stock, determined using the average price of the stock over the immediately preceding five years, in the minimum amount of five times the annual base retainer for the previous year. Non-executive Supervisory Directors will be allowed five years to achieve that minimum equity ownership level. All current Supervisory Directors are in compliance with the Compensation Committee's requirements.

Policy against Insider Trading

The Company has a written policy against insider trading that is applicable to all Supervisory Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, cap arrangements, or placing the stock on margin; etc.) is not allowed at any time.

2020 Non-Executive Supervisory Director Compensation

Each non-executive Supervisory Director serving in 2020 shall receive the same level of cash compensation in 2020 as received by Supervisory Board members in 2019 and described above under “Retainer/Fees" on page 15 of this proxy statement.

In addition, effective on April 1, 2020, we will award each of our non-executive Supervisory Directors serving after the conclusion of the 2020 annual shareholders' meeting, an amount of restricted shares equal to $150,000 based on the closing price of the Company's stock on March 31, 2020, rounded upwards to the nearest whole share. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that will begin on April 1, 2020 and will end on April 1, 2021. This award will be subject to an agreement to be signed by each recipient.

Board Membership

The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company's Articles of Association. Under Dutch law, the Supervisory Board's duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of seven Supervisory Directors in three classes. The Supervisory Directors are expected to exercise oversight of management with the Company's interests in mind.

The Management Board's sole member is Core Laboratories International B.V. ("CLIBV"). As a Managing Director, CLIBV's duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval. CLIBV receives no remuneration for serving as the Company's Managing Director.

Board Structure

Mr. Demshur currently serves as the Company's Chief Executive Officer and as Chairman of the Supervisory Board ("Chairman of the Board"). As previously announced, as of the conclusion of the 2020 annual shareholder meeting, Mr. Demshur will retire from the Supervisory Board and also from the position as Chief Executive Officer, and be succeeded by Mr. Bruno in those roles. Given the size of the Company, we believe our stakeholders are well served by having Mr. Demshur and then Mr. Bruno hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Mr. Sodderland has served as our Lead Director since the 2017 annual meeting. Following Mr. Sodderland’s retirement from the Supervisory Board as of the conclusion of the 2020 annual shareholder meeting, Mme. Carnes will become the Lead Director. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman of the Board. Mr. Sodderland has served on the Supervisory Board since 2011, and prior to that served as a non-employee managing director of the Company's sole managing director, CLIBV. He was deemed to be independent from the Company (according to applicable regulatory standards, as well as by shareholder advisory services such as ISS and Glass-Lewis), due to the fact that he has never been an employee of the Company or any affiliate and his service on the management board of the Company's sole management board, is the equivalent of serving as a Supervisory Director. He served as a non-employee managing director of CLIBV, an affiliate of the Company, until his election to the Supervisory Board of the Company in May 2011, at which time he resigned from that position with CLIBV and his position as a non-employee director of other Dutch affiliates of the Company. Ms. Carnes has served on the Supervisory Board since 2016 and is deemed to be independent from the Company (according to applicable regulatory standards, as well as by shareholder advisory services such as ISS and Glass-Lewis).

In its role in the risk oversight of the Company, the Supervisory Board oversees our stakeholders' interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Supervisory Board is actively involved in overseeing risk management for the Company, and each of our Supervisory Board committees considers the risks within its areas of responsibilities. The Supervisory Board and each of our Supervisory Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Supervisory Director Independence

In connection with determining the independence of each Supervisory Director of the Company, the Supervisory Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate

Governance Code (the "Dutch Code"). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. With regard to Messrs. Barnett, Klingensmith and Straughen and Mmes. Carnes, van Dijken Eeuwijk and van Kempen, none have ever held any position with the Company or any of its affiliates apart from service on the Supervisory Board and its committees and all qualify as independent under the NYSE Listed Company Manual section 303A.02.

As a result of this review, after finding no material transactions or relationships among the following Supervisory Directors and the Company, the Supervisory Board affirmatively determined that each of Messrs. Barnett, Klingensmith, Sodderland and Straughen as well as Mmes. Carnes, van Dijken Eeuwijk and van Kempen are independent under the applicable standards described above.

Supervisory Board Meetings

The Supervisory Board held four meetings in 2019. All Supervisory Directors participated in 100% of the 2019 Supervisory Board meetings. All Supervisory Directors participated in 100% of the meetings in 2019 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to the Company, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. In 2019, all Supervisory Directors attended the 2019 annual shareholder meeting, with the exception of Mr. Charles Dunlap and Ms. Lucia van Geuns, who were not standing for re-election to the Supervisory Board and were excused from the meeting. Mr. Barnett, who was a candidate for election the Supervisory Board at the 2019 annual shareholder meeting did attend that meeting. Normally, all current board members and any candidates are expected to attend the annual meeting.  However, in 2020, due to the effects of COVID-19 on travel and the health and safety of individuals, the board members and the one candidate who reside outside of the Netherlands may not attend the 2020 annual meeting. Those board members and the one candidate who reside in the Netherlands are expected to attend the 2020 annual meeting in person.

Our non-executive Supervisory Directors meet separately in executive session without any members of management present. The Lead Director is the presiding Supervisory Director at each such session. If any of our non-executive Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Supervisory Board

The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below. Each Supervisory Director who is at the time "independent" and who has never served as a director of any affiliate of the Company may be considered for Committee assignment at any time during their term, as determined by the Supervisory Board. In accordance with the Dutch Code, any Supervisory Director who is at the time "independent", but who has previously served as a director of any affiliate of the Company, may be considered for Committee assignment, as determined by the Supervisory Board, at the earlier of: (a) five years after they last served as an affiliate director or (b) they are not classified as "non-independent" at the time of their nomination and election.

Audit Committee

The current members of the Audit Committee are Mme. Carnes (Chairman), and Messrs. Sodderland and Straughen. Following the conclusion of the 2020 annual shareholder meeting, Mr. Sodderland will retire from the Audit Committee, and assuming his election to the Supervisory Board, Mr. Klingensmith will join the Audit Committee, such that its members at that points will be Mme. Carnes (Chairman), and Messrs. Straughen and Klingensmith. The Audit Committee's principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act of 1934, as amended (the "Exchange Act") and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mme.

Carnes qualifies as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held five meetings in 2019. A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/cr/governance. See "Audit Committee Report" below.

Compensation Committee

The current members of the Compensation Committee are Mr. Straughen (Chairman), Mr. Barnett and Ms. van Kempen. The composition of the Compensation Committee will not change following the 2020 annual meeting. The Supervisory Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRS Code"). For 2019, the Supervisory Board is not expecting any additional changes to the membership of the Compensation Committee.

The Compensation Committee's principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. The Compensation Committee also regularly discusses a succession plan for the Chief Executive Officer and other senior executive management. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the Supervisory Board for approval to review and approve awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held three meeting in 2019.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of the work and the fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company's website at http://www.corelab.com/cr/governance. See "Compensation Committee Report" below.

Nominating, Governance and Corporate Responsibility Committee

The current members of the NGCR Committee are Mme. van Kempen (Chairman) and Mr. Barnett. Following the 2020 annual shareholder meeting, and assuming their election to the Supervisory Board, Mr. Klingensmith and Mrs. van Dijken Eeuwijk will join the NGCR Committee, such that its members at that points will be Mmes. van Kempen and van Dijken Eeuwijk and Mr. Klingensmith.

The NGCR Committee's principal functions, which are discussed in detail in its charter, include recommending candidates to the Supervisory Board for election as Supervisory Directors, recommending candidates to the Supervisory Board for appointment to the Supervisory Board's committees, reviewing and overseeing compliance with the Company's corporate governance and social responsibility policies; and leading the Supervisory Board in its annual review of the performance of the Supervisory Board, its committees and management. Each member of the NGCR Committee is independent as defined by the corporate governance standards of the NYSE. The NGCR Committee held three meetings in 2019.

The NGCR Committee operates under a written charter, which was updated in February 2014. A copy of the NGCR Committee Charter may be found on the Company's website at http://www.corelab.com/cr/governance.

Qualifications of Supervisory Directors

The NGCR Committee has the responsibility to make recommendations to the Board of Supervisory Directors of candidates for the Supervisory Board that the NGCR Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the NGCR Committee considers, among other factors, the person's reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Supervisory Board as a whole so that the members of our Supervisory Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Supervisory Directors should be excellent representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Supervisory Board. In the case of current Supervisory Directors being considered for re-nomination, the NGCR Committee will also take into account the Supervisory Director's tenure as a member of our Supervisory Board; the Supervisory Director's history of attendance at meetings of the Supervisory Board and committees thereof; the Supervisory Director's preparation for and participation in all meetings; and the Supervisory Director's contributions and performance as a member of the Supervisory Board.

Six of the seven members of the Supervisory Board who will serve following the 2020 annual meeting, assuming the election of Mr. Klingensmith and Mrs. van Dijken Eeuwijk, are considered independent under applicable SEC, NYSE and Dutch Code standards. For this year's annual meeting and election, the NGCR Committee believes the candidates possess the characteristics outlined above and bring to the Supervisory Board valuable skills that enhance the Supervisory Board's ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Supervisory Board members and of this year's nominees are contained in the biographical information section beginning on page 10 of this proxy statement.

Supervisory Director Nomination Process

The NGCR Committee, the Chairman of the Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new Supervisory Board member that meets specific criteria or to fill a vacancy on the Supervisory Board. The NGCR Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The NGCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below:

•

If a new Supervisory Board member is to be considered, the NGCR Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the NGCR Committee, which ranks the candidates. Members of the NGCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s);

•

Shareholders seeking to recommend Supervisory Director candidates for consideration by the NGCR Committee may do so by writing to the Company's Secretary at the address indicated on page 5 of this proxy statement, giving the recommended candidate's name, biographical data and qualifications. The NGCR Committee will consider all candidates submitted by shareholders within the time period specified under "Other Proxy Matters - Information About Our 2021 Annual Meeting; Shareholder Proposals and Shareholder Access" below;

•

The NGCR Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above; and

•	The nominee(s) are nominated by the Supervisory Board.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Supervisory Directors and named executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit

Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our Supervisory Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;
•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;
•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;
•	the business advantage the Company would gain by engaging in the transaction; and
•	an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2019 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2019, no named executive officer served as:

•

a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;

•

a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file Annual Accounts and Semi-Annual Accounts with the Dutch regulator, the Autoriteit Financiële Markten ("AFM").

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC and/or AFM rules. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Dutch Corporate Governance Code

The Dutch Corporate Governance Code contains principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by "best practice" provisions. Listed Dutch N.V. companies are required to disclose in their annual report how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management and Supervisory Boards regularly monitor the Dutch Code and generally agree with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in the Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam and on our Internet site at www.corelab.com for a discussion of our compliance with the Dutch Code.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Supervisory Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and committee charters for the Audit, Compensation, and NGCR Committees of the Supervisory Board. The corporate governance page can be found at http://www.corelab.com/cr/governance.

The actions we are taking regarding corporate responsibility, are posted on our website, and in the form of our Annual Sustainability Reports, under the "Corporate Responsibility" link at http://www.corelab.com/cr/.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program as it relates to our Named Executive Officers ("NEOs"). This CD&A also summarizes the Compensation Committee's process for making pay decisions, as well as its rationale for specific decisions related to the 2019 performance year. Our NEOs for 2019 are listed below, along with the title that each NEO held during the 2019 year:

Name of Executive	Title
David M. Demshur	Chairman and Chief Executive Officer
Lawrence Bruno	President and Chief Operating Officer
Christopher S. Hill	Senior Vice President and Chief Financial Officer

In January 2020, as previously announced, Mr. Demshur notified the Supervisory Board of his intention to retire from the Company effective December 31, 2020. Mr. Demshur will not stand for re-election to the Supervisory Board of Directors. Mr. Demshur has elected to resign from his role as Chief Executive Officer, effective at the conclusion of the 2020 annual meeting of shareholders; however, Mr. Demshur will continue to serve as an executive until his retirement on December 31, 2020. Mr. Bruno will be named Chief Executive Officer when Mr. Demshur resigns from his role as Chief Executive Officer on May 20, 2020 and is expected to be named Chairman of the Board.

Executive Summary

2019 Business Achievements

Over the course of our 24 years as a publicly-traded company, we have posted an annualized compounded shareholder return of 14.3%, according to Bloomberg Financial, compared to the S&P 500, which was up 7.8% compounded annually over that period. See "Ownership of Securities - Performance Graph" on page 9 of this proxy statement for a graph that compares our five-year cumulative total shareholder return to the S&P 500 Index and the Philadelphia Oil Services Index ("OSX").

In addition, during 2019, we continued to produce strong relative and absolute results in several areas:

•

Based on Bloomberg's calculations using the latest comparable data available, our return on invested capital ("ROIC") was the highest of the Bloomberg Oil and Gas Services Comp Group ("Comp Group"). Moreover, our ROIC exceeded the Comp Group average ROIC by approximately 22.2 percentage points;

•	Revenue decline of 5% for the year was at the 36th percentile of the Comp Group;
•	Operating margin of 15% was at the 75th percentile of the Comp Group;
•	EPS growth of 27% was at the 50th percentile of the Comp Group;
•

Safety performance was the highest to date with achieving the fewest total accidents and a record low TRIR of 0.21, a 53% improvement over 2018. From 2015 to 2019, safety gains have been driven by exceptional efforts recording the five best safety results in Company history while maintaining industry low TRIR's below 0.50 and a second best LTIR of 0.08 a year-over-year improvement of 53%;

•

We improved our ranking/score/standing on several key sustainability indexes and have been awarded inclusion in additional sustainability related indices in 2019. This reflects our emphasis on producing long-term profitable growth in a sustainable and responsible manner.

Compensation Actions

During 2019-2020, our executive compensation decisions included:

•	Increasing base salaries of the NEOs for 2020 to reflect market trends and, in the case of the President and Chief Operating Officer ("COO"), increased responsibilities;
•

Approving annual cash incentive compensation for 2019 performance at 56.25% of the maximum for each NEO; however, the decision whether the earned 2019 cash incentive bonuses would be paid is at the discretion of the

Chairman of the Supervisory Board, who has decided that 2019 cash incentive bonuses will not be paid to the NEOs; and
•	Continuing to grant NEOs equity exclusively in the form of performance share awards for 2019 and 2020.

2019 "Say-on-Pay" / Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders, which we solicit in various ways to include face to face meetings during the year. At the 2019 annual meeting, almost 94% of the votes cast supported our executive compensation program. We believe that this strong level of shareholder support reinforces the Committee's view that our compensation program remains aligned with the best interests of our shareholders.

Best Compensation Governance Practices & Policies

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives' interests with those of our stakeholders:

WHAT WE DO		WHAT WE DO NOT DO
✓	Significant emphasis on performance-based, "at-risk" compensation	✘	No non-performance-based incentive awards
✓	Incentive awards that are based on both absolute and relative performance results	✘	No hedging transactions by executive officers or directors
✓	Equity award grants subject to three-year performance periods to promote retention	✘	No significant perquisites
✓	Retain independent compensation consultant	✘	No "single trigger" change in control cash severance benefits
✓	Share ownership guidelines (for executives and directors)	✘	Core Lab stock may not be margined by executive officers or directors

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

Our executive compensation program is designed to create a strong financial incentive for our NEOs to maximize ROIC, as well as other financial and operational metrics, which we believe leads to long-term sustainable growth in stakeholder value. Our compensation philosophy is driven by the following guiding principles and objectives:

Guiding Principle	Objective
Pay for Performance	Drive performance relative to our financial goals which are designed to achieve shareholder returns and long-term value for our owners
Competitiveness	Provide compensation at levels that will attract, motivate, and retain highly-qualified executives who are focused on the long-term best interests of our shareholders
Stakeholder Alignment	Reinforce a culture of ownership and long-term commitment to sustainable shareholder value creation through alignment of Corporate, Environmental and Social Governance

The Core Elements of Compensation

The core elements of executive compensation are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the oilfield services industry and other service-based industries, and enables the Company to attract and retain critical executive talent	● Based on job scope, level of responsibilities, experience, tenure and market levels
Annual Cash Incentive Plan	Cash (Variable)	Focuses executives on achieving annual financial and operational goals that drive long-term stockholder value

● Payouts: 0% to 220% of target, based on results against pre-established, relative and absolute goals

● Financial Metrics: Growth in Revenue, Operating Margin and Earnings Per Share (EPS)

● Non-Financial Metrics: Combined Safety and Environmental, Social and Governance (ESG)

Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive value creation and support the Company's retention strategy

● Awards vest based on financial performance relative to Comp Group for the performance period, which may be modified based upon the Company’s TSR performance starting with awards granted in 2020 (see page 30)

● Financial Metric: Return on Invested Capital (ROIC)

Pay Mix

The charts below show the target compensation of our Chief Executive Officer ("CEO") and our other NEOs for fiscal 2019. These charts illustrate that a majority of NEO compensation is performance-based and variable (85% for our CEO and an average of 81% for our other NEOs). We view each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other. The weighting of these compensation components is consistent with the market and puts a material, significant portion of the executives' total direct compensation "at risk" if Company performance declines or under performs relative to the Comp Group.

The Role of the Compensation Committee

Our Compensation Committee's principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors.

The Compensation Committee generally focuses on compensation structures designed to reflect the normal market range (between the 25th to 75th percentiles), which gives the Compensation Committee the ability to set compensation that reflects Company and individual performance. We believe that maintaining compensation in the normal market range of our peer group minimizes competitive disadvantage while at the same time fairly compensating our NEOs for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual's career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive's total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short- and long-term. Only executives with performance exceeding established targets may exceed the market median in total compensation due to incentive compensation.

The Role of Management

Our CEO provides recommendations to the Compensation Committee in its evaluation of our other NEOs, including recommendations of individual cash and equity compensation levels for each of the NEOs. Mr. Demshur relies on his personal experience serving in the capacity of CEO with respect to evaluating the contribution of our other NEOs, as well as publicly- available information for comparable compensation guidance as the basis for his recommendations to the Compensation Committee. Mr. Demshur does not participate in discussions regarding his own pay.

The Role of the Independent Compensation Consultant

Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The Compensation Committee engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") to provide information on pay levels and program design for 2019. Pearl Meyer has reported to and acted at the direction of the Compensation Committee. In connection with its engagement of Pearl Meyer, based on the information presented to it, the Compensation Committee assessed the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that the firm’s work for the Compensation Committee did not raise any conflict of interest for 2019.

The Role of Market Compensation Analysis

The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For 2019 executive compensation recommendations, the Compensation Committee reviewed and considered Pearl Meyer's evaluation and analysis of compensation survey data from multiple general industry and industry-specific sources.

In addition, the Compensation Committee reviewed proxy statement data from a peer group of companies (see below). These analyses were used to determine the NEOs' base salary, annual incentive targets and long-term equity awards (100% performance-based) for 2019.

Selecting the Peer Group

The Compensation Committee, with the assistance of Pearl Meyer, developed a peer group of companies to be used for compensation comparison purposes. The peer group consists of publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations. The following companies comprise our compensation peer group used to evaluate the market for NEO compensation for 2019:

Baker Hughes Company	Helix Energy Solutions Group	RPC, Inc.
CARBO Ceramics Inc.	John Wood Group PLC	Superior Energy Services, Inc.
Dril-Quip Inc.	Nabors Industries Ltd.	TechnipFMC plc
Forum Energy Technologies	Oceaneering International	Valaris plc
Frank’s International N.V.	Oil States International	Weatherford International
Fugro N.V.

In addition, the Compensation Committee reviewed the incentive trends at the following company of interest which was not included in our group for compensation comparisons due to relative financial size considerations:

Schlumberger, Ltd.

The Compensation Committee periodically reviews the composition of our compensation peer group to ensure it remains appropriate.

2019 Compensation Program Details

Base Salary

Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target annual base salaries to result in annual salaries in the normal market range of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•	the individual's experience and background;
•	the individual's performance during the prior year;
•	the benchmark salary data;
•	the general movement of salaries in the marketplace; and
•	our financial and operating results.

As a result of these factors, a particular executive's base salary may be above or below the median of our peer group at any point in time. The table below shows base salaries for each of our NEOs for the years ending December 31, 2019 and 2018. It also shows their base salaries that were approved by the Compensation Committee for 2020.

Name of Executive	2020 ($)	2019 ($)	2018 ($)
David M. Demshur	1,040,000	1,040,000	1,008,863
Lawrence Bruno	820,000	531,000	425,000
Christopher S. Hill	430,000	365,000	335,000

Annual Cash Incentives

All our NEOs participate in our annual cash incentive plan. Under this plan, each NEO is assigned a target and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our NEOs for 2019 is set forth in the table below. Target and maximum opportunities for Mr. Demshur were unchanged from 2018. Messrs. Bruno and Hill received increases in their potential award opportunities due to their expanded roles and responsibilities between the 2018 and 2019 years.

		Award Percentages
Name of Executive	Title	Target		Maximum
David M. Demshur	Chairman and Chief Executive Officer	110%	-	220%
Lawrence Bruno	President and Chief Operating Officer	90%	-	180%
Christopher S. Hill	Senior Vice President and Chief Financial Officer	75%	-	150%

The maximum award opportunity is established as a percentage of salary for each NEO based upon a review of the competitive data for that officer's position, level of responsibility and ability to impact our financial success. The Compensation Committee designs these awards so that cash incentive compensation will approximate the market range when individual and corporate strategic objectives are achieved and will exceed the market median when performance plans are exceeded. Annual incentive awards are designed to put a significant portion of total compensation at risk. NEOs are eligible for an incentive cash award to the extent that the Company achieves certain relative and absolute performance goals.

The Compensation Committee has set performance goals that are consistent with the Company's business strategy and focus on creating long-term shareholder value. Performance is assessed based on the achievement of specific financial measures, safety metrics, operating objectives, and environmental, social and governance goals. The Compensation Committee may also consider individual contributions to performance results.

Relative Performance

Relative performance accounts for 75% of the potential annual cash incentive award and is based on the achievement of three different financial performance metrics as compared to the Comp Group:

Metric	Description	Weighting
Revenue	Compare the change in the Company's annual revenue to the Comp Group's change in annual revenue over the same period	25%
Operating Margin	Compare the change in the Company's margins to the Comp Group's change in margins over the same period	25%
EPS	Compare the change in the Company's annual EPS to the Comp Group's change in annual EPS over the same period	25%

Relative performance is assessed after the end of the year. Bloomberg data is analyzed on a trailing four-quarter period for the Comp Group as published by Bloomberg for the period ending with the third quarter of the current year. This data is used to determine the Company’s performance as a percentile of the Comp Group for each metric, which is then ranked. A ranking at the top of the list will be assigned a ranking of being in the 100th percentile.

For each metric, the NEOs can achieve a maximum score of 25 and a minimum score of 12.5 for a ranking between the 100th and the 50th percentiles, respectively. For example, if the Company’s ranking for change in revenue compared to the Comp Group’s change in revenue is at the 75th percentile level, then the revenue metric would receive a score of 18.75. Scores will be interpolated on a straight-line basis from the 50th percentile to the 100th percentile. A score of zero will be applied to any ranking below the 50th percentile.

Absolute Performance

Absolute performance accounts for 25% of the annual incentive award. The Compensation Committee evaluates the Company’s progress in improving on a collective basis, year-over-year, in the areas of safety and ESG. The Compensation Committee will base its determination primarily on relevant objective third-party reports and may award up to 25% of the maximum bonus possible depending on the Company’s overall improvement in these areas. If the Compensation Committee determines that overall the Company’s performance at the end of a year, on a year-over-year basis, has declined, it may award as little as zero (0) bonus for this metric.

2019 Results

For 2019, our performance results were as follows:

Metric	Weighting	Ranking	Score
Revenue	25%	36th percentile	—
Operating Margin	25%	75th percentile	18.75
EPS	25%	50th percentile	12.50
Sub-Total Relative Score			31.25

Absolute Performance	25%		25.00
Total Score			56.25

Based on the financial performance results and individual achievements, the Compensation Committee approved the annual incentive awards for 2019 as shown in the next table. The decision whether these earned 2019 cash incentive bonuses are paid is at the discretion of the Chairman of the Supervisory Board, who has decided that 2019 cash incentive bonuses will not be paid to the NEOs.

	Award Percentages			Award Payouts ($)
Name of Executive	Target	Maximum	Actual (1)	Target	Maximum	Earned (1)	Paid (2)
David M. Demshur	110%	220%	124%	1,144,000	2,288,000	1,287,000	—
Lawrence Bruno	90%	180%	101%	477,900	955,800	537,638	—
Christopher S. Hill	75%	150%	84%	273,750	547,500	307,969	—
(1)

Award percentages are calculated as a percent of salary; payouts under the Company's annual cash incentive compensation for 2019 performance were awarded at 56.25% of the maximum. See the section entitled "--2019 Results" below for additional details regarding 2019 performance. Thus, the numbers in this column reflect 56.25% of the award amount percentage between the Target and the Maximum.

(2)	For fiscal 2019, the Chairman of the Supervisory Board has decided that 2019 cash incentive bonuses will not be paid to the NEOs.

Equity Incentive Compensation

We currently administer long-term incentive compensation awards through our LTIP. Under the LTIP, our NEOs are eligible for performance-based restricted shares.

Our Compensation Committee, based on recommendations from our CEO (other than with respect to awards for himself), determines the amount of each NEO's grant by periodically reviewing competitive market data and each NEO's long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee considers the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to an NEO. The Compensation Committee considers the foregoing factors together and determines the appropriate magnitude of the award.

The Compensation Committee shall set a minimum vesting period for any time-based vesting Award at three (3) years and a minimum vesting period for any performance-based vesting Award at one (1) year; however, such vesting schedules may be designed to vest in installments if an Award is for longer than the minimum periods, but the Award may not vest in installments shorter than one (1) year.

Performance Share Award Program ("PSAP")

PSAP shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives.

PSAP Awards Generally

Under the PSAP, our NEOs are awarded rights to receive a pre-determined number of common shares if certain performance targets are met at the end of a three-year performance period and as specified in the applicable agreements. Awards vest at the end of each three-year Performance Period. The amount of performance-based equity incentive compensation awarded to the CEO for 2019 and 2020 is five times his prior year base salary. The amount of performance-based equity incentive compensation awarded to the COO for 2019 and 2020 is four times his prior year base salary. The amount of performance-based equity incentive compensation awarded to the CFO for 2019 was 3 times his prior year base salary and for 2020 is 2.65 times his prior year base salary. These award guidelines reflect the market range for long-term incentive awards if the performance measures are met.

With respect to 2017, 2018 and 2019 PSAP awards, 50% of the restricted performance shares granted vest only upon the Company's ROIC being above the 50th percentile among a Bloomberg Peer Group of comparably sized companies ("Bloomberg Peer Group"), 100% of the award will vest if ROIC is above the 75th percentile of the Bloomberg Peer Group and 150% of the award will vest if ROIC is at the 100th percentile (the top performing company). The award will be interpolated on a straight line basis from the 50th percentile to the 100th percentile. If the minimum criterion of median performance is not met, then no shares shall vest and the award shall be forfeited. For 2020 PSAP awards, the same vesting and performance standards apply, but for

2020 awards the Compensation Committee has added a modifier based upon absolute total shareholder return (“TSR”), such that any award for performance in excess of 75th percentile ROIC may be reduced if TSR over the period is not positive.

The PSAP shares are unvested and may not be sold, assigned, pledged, hedged, margined or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. In the event of a change in control (as defined in the LTIP) prior to the last day of the Performance Period, all of the award recipient's restricted performance shares will vest as of the effective date of such change in control, as measured using the actual result of the Performance Criteria as of the most recent quarter-end. If the NEO dies or is disabled, is terminated by the Company without cause or voluntarily retires from the Company on or after having reached the age of 64, then the outstanding PSAP grants will not terminate but will vest only upon the end of the respective Performance Period and only to the extent the Performance Criteria are met.

2017 PSAP Awards

On February 14, 2017, we made grants of 44,200 PSAP shares to our current NEOs. The three-year Performance Period began on January 1, 2017 and ended on December 31, 2019.

The 2017 PSAP awards to the executives were as follows:

Name of Executive	Target Award (in Shares)	Amount to vest if CLB in Top 50th Percentile of ROIC at end of 2017 Performance Period (in Shares)	Additional amount to vest if CLB in Top 75th Percentile of ROIC at end of 2017 Performance Period (in Shares)	Additional amount to vest if CLB is Top Performer of ROIC at end of 2017 Performance Period (in Shares)	Maximum possible award of 150% (in shares)
David M. Demshur	39,400	19,700	19,700	19,700	59,100

On February 14, 2017, at the time of the 2017 PSAP Award, Messrs. Bruno and Hill were not NEOs. Messrs. Bruno and Hill were each awarded 2,400 PSAP shares on February 14, 2017. Based upon the actual performance results, which were verified by the Compensation Committee, the 2017 PSAP award to Mr. Demshur fully vested at 150% of the award on December 31, 2019, the end of the three-year 2017 Performance Period.

2018 PSAP Awards

On February 13, 2018, we made grants of 58,320 restricted performance shares to our current NEOs. The three-year Performance Period began on January 1, 2018 and will end on December 31, 2020.

The 2018 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	Amount to vest if CLB in Top 50th Percentile of ROIC at end of 2018 Performance Period (in Shares)	Additional amount to vest if CLB in Top 75th Percentile of ROIC at end of 2018 Performance Period (in Shares)	Additional amount to vest if CLB is Top Performer of ROIC at end of 2018 Performance Period (in Shares)	Maximum possible award of 150% (in shares)
David M. Demshur	42,038	21,019	21,019	21,019	63,057
Lawrence Bruno	13,682	6,841	6,841	6,841	20,523

On February 13, 2018, at the time of the 2018 PSAP Award, Mr. Hill was not an NEO. Mr. Hill was awarded 2,600 PSAP shares on February 13, 2018, which will vest if we are in the top 75th percentile of ROIC compared to the Bloomberg Comp Group on December 31, 2020, the end of the three-year 2018 Performance Period.

2019 PSAP Awards

On February 12, 2019, we made grants of 119,710 restricted performance shares to our current NEOs. The three-year Performance Period began on January 1, 2019 and will end on December 31, 2021.

The 2019 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	Amount to vest if CLB in Top 50th Percentile of ROIC at end of 2019 Performance Period (in Shares)	Additional amount to vest if CLB in Top 75th Percentile of ROIC at end of 2019 Performance Period (in Shares)	Additional amount to vest if CLB is Top Performer of ROIC at end of 2019 Performance Period (in Shares)	Maximum possible award of 150% (in shares)
David M. Demshur	73,202	36,601	36,601	36,601	109,803
Lawrence Bruno	30,822	15,411	15,411	15,410	46,232
Christopher S. Hill	15,686	7,843	7,843	7,843	23,529

2020 PSAP Awards

On February 11, 2020, we made grants of 267,506 restricted performance shares to our current NEOs serving in 2020. The three-year Performance Period began on January 1, 2020 and will end on December 31, 2022.

The 2020 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	Amount to vest if CLB in Top 50th Percentile of ROIC at end of 2020 Performance Period (in Shares)	Additional amount to vest if CLB in Top 75th Percentile of ROIC at end of 2020 Performance Period (in Shares)	Additional amount to vest if CLB is Top Performer of ROIC at end of 2020 Performance Period (in Shares) (1)	Maximum possible award of 150% (in shares) (1)
David M. Demshur	144,606	72,303	72,303	72,303	216,909
Lawrence Bruno	91,212	45,606	45,606	45,606	136,818
Christopher S. Hill	31,688	15,844	15,844	15,844	47,532
(1) subject to reduction if absolute Total Shareholder Return for the 2020 Performance Period is negative

Executive Compensation Policies

Stock Ownership Requirements

Alignment with shareholder interests is reflected in current stock ownership among the NEOs. They reflect a significant personal investment in the Company by the same executives responsible for determining the future success of the organization and the return to shareholders. The CEO is required to own our common shares equal in value to at least five times his annual base salary and the other NEOs are required to own common shares equal in value to at least three times their annual base salary.  NEOs have five years from the date they become an NEO to comply with these guidelines. As of December 31, 2019, Mr. Demshur was in compliance with his share ownership requirements, and Messrs. Bruno and Hill had not yet completed the initial compliance period.

Securities Trading Policy and Hedging Restrictions

We prohibit officers and certain other managers from trading our securities on the basis of material, non-public information or "tipping" others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If a manager or officer does not have inside information that is material to the business, such officer or manager may trade immediately following quarterly earnings press releases during an Allowed Trading Window. Any exceptions must be requested in writing and signed by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or our General Counsel. Core Lab stock may not be margined and, further, any derivative transaction which effectively shifts the economic risk of ownership to a third party is not allowed at any time by our NEOs and managers unless approved by the Compensation Committee.

Health and Welfare Benefits

We offer a standard range of health and welfare benefits to all employees, including our NEOs. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our NEOs.

401(k)

We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the IRS Code. We provide safe harbor matching contributions under this plan up to the first 4% of the participant's compensation and may make additional discretionary contributions. For plan year 2019, the Compensation Committee approved a discretionary contribution of 1% to the 401(k) plan for any eligible employee, including our NEOs, subject to the discretion of the Chief Executive Officer.

Deferred Compensation Plan

Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including our NEOs, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in employer contributions is accelerated upon the death or disability of the participant or a change in control. Discretionary employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time. We made discretionary employer contributions to the nonqualified deferred compensation plan on behalf of Messrs. Bruno and Hill with respect to the 2019 year.

Supplemental Executive Retirement Plans

In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted the Core Laboratories Supplemental Executive Retirement Plan, as amended, referred to as the "SERP". This plan was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers' designated beneficiaries as a reward for the NEOs' prior contributions and future efforts to our success and growth. David Demshur was a participant in the SERP during 2019. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - SERP" for more information about the SERP.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table "Summary Compensation for the Years Ended December 31, 2017, 2018 and 2019" and the supplemental table titled "All Other Compensation from Summary Compensation Table" within this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Deductibility of Compensation Over $1 Million

Section 162(m) of the Internal Revenue Code limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. For 2017 and prior years, covered employees for this purpose included our Chief Executive Officer and the three next most highly compensated executive officers (other than the Chief Financial Officer) required to be reported as named executive officers, although any compensation that met the requirements of qualified performance-based compensation under Section 162(m) was not subject to this deduction limitation. Following the enactment of the Tax Cuts and Jobs Act, beginning with the 2018 calendar year, the $1 million annual deduction limitation applies to compensation paid to any individual who is the Chief Executive Officer, Chief Financial Officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year (“the Covered Employees”), and there is no longer any exception for qualified performance-based compensation. For periods after 2017, without the performance-based compensation exception, it is expected that any compensation deductions (other than grandfathered amounts) for any individual who is our Chief Executive Officer, Chief Financial Officer or one of our other three most highly compensated executive officers in 2017 or any later year will be subject to a $1 million annual deduction limitation.

The Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy, and will consider the tax law changes. The Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Employment Agreements and Change in Control Agreements

We maintained employment agreements with Messrs. Demshur, Bruno and Hill in 2019 to ensure they would perform their roles for an extended period. These employment agreements remain in effect for 2020 and generally provide for severance compensation to be paid if the employment of these individuals is terminated under certain conditions. These agreements are described in greater detail in "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements."

Change in Control

As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stakeholders. We provide severance compensation if certain of our executives' employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stakeholders even though their employment could be terminated as a result of the transaction.

Termination Without Cause

If we terminate the employment of an NEO without cause as defined in their applicable agreements, we would be obligated to continue to pay him certain amounts as described in greater detail in "Potential Payments Upon Termination or Change in Control." We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering the two year period immediately following termination of service and because the Company and each executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our best interests and the best interests of our shareholders.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Named Executive Officers

As of December 31, 2019, our NEOs consisted of Messrs. Demshur, Bruno, and Hill. Biographical information regarding Mr. Bruno can be found in "Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors." The following biography describes the business experience of Messrs. Demshur and Hill. Our NEOs are not Managing Directors of our Company for purposes of Dutch law.

Mr. Demshur, who is 64 years of age, joined our Company in 1979, most recently as Chief Executive Officer since our Initial Public Offering (“IPO”) in 1995 and Chairman of the Board from May 2001. Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to February 1, 2018 when Mr. Bruno assumed the position of President. As of May 20, 2020, Mr. Demshur will resign his role as Chief Executive Officer and will continue to serve as an executive until retirement on December 31, 2020. Mr. Demshur's extensive background with the Company and the diversity of experiences gained while in these leadership roles positions him to be an effective leader of our Company. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, the Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

Mr. Hill, who is 50 years of age, has been with the Company for thirteen years, most recently as Chief Financial Officer, as of May 24, 2018, after serving as Vice President, Chief Accounting Officer since May 2015. Since joining the Company in October 2006, Mr. Hill led the Company's Investor Relations effort, was Corporate Group Controller based in Amsterdam, and was Controller of Financial Reporting. Prior to joining the Company, he worked at Halliburton from August 2000 to October 2006 as Controller - Energy & Chemicals of the KBR Division and Corporate Director of Training and Accounting Research. Mr. Hill worked at Ernst & Young from January 1993 until August 2000, where he held the position of Manager his last three years there. Mr. Hill is a CPA and received his Executive MBA degree from Rice University in 2018.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other NEOs as of December 31, 2019, information relating to the compensation earned for services rendered to the Company in all capacities during fiscal years 2017, 2018, and 2019:

Summary Compensation

for the Years Ended December 31, 2017, 2018 and 2019

Name of Executive and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Non-Equity Incentive Plan Compensation Not Paid ($) (2)	Change in Post- employment Benefit Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)	Total Excluding Non-Equity Incentive Plan Compensation Not Paid ($) (5)
David M. Demshur	2019	1,040,000	6,539,867	—	1,287,000	708,000	37,160	9,612,027	8,325,027
Chief Executive Officer and	2018	1,008,863	6,282,999	—	1,553,649	(131,000)	40,501	8,755,012	7,201,363
Supervisory Director	2017	979,479	6,547,689	—	1,670,011	(263,000)	39,025	8,973,204	7,303,193

Lawrence Bruno	2019	531,000	2,753,637	—	537,638	—	212,267	4,034,542	3,496,904
President, Chief Operating Officer and	2018	425,000	2,044,912	—	446,250	—	16,884	2,933,046	2,486,796
Supervisory Director

Christopher S. Hill	2019	365,000	1,401,387	—	307,969	—	83,020	2,157,376	1,849,407
Senior Vice President, and	2018	335,000	259,064	—	—	—	12,758	606,822	606,822
Chief Financial Officer

(1)

The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2017, 2018 and 2019, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R) disregarding any estimate for forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal years ended December 31, 2017, 2018 and 2019 and are included in our annual reports on Form 10-K. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards. For accounting purposes, the probable outcome for the awards is the maximum level.

(2)

In 2017, Mr. Demshur declined the non-equity incentive plan compensation awards due to industry market conditions. Messrs. Bruno and Hill were not NEOs during any part of 2017. In 2018, Messrs. Demshur, Bruno and Hill declined such awards due to industry market conditions. At the discretion of the Chairman of the Supervisory Board, 2019 cash incentive bonuses were not paid to the NEOs.

(3)

The changes in post-employment benefit values for 2017, 2018 and 2019 were primarily the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the IRS Code which is required for valuing payouts from qualified plans. These changes were not the result of additional contributions or benefits accruing to the NEOs.

(4)	All Other Compensation is described in the following section.
(5)

Total Compensation excluding Non-Equity Incentive Plan Compensation is the total compensation excluding the non-equity incentive compensation which has not been paid and which may not be paid (see footnote 2). The amounts including the Non-Equity Incentive Plan Compensation and excluding such compensation have been used for the two Pay Ratio disclosure calculations on page 45.

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name of Executive	Year	Core 401(k) Contributions ($) (1)	Non-Qualified Deferred Compensation: Registrant Contributions	Discretionary Contributions to Retirement Plans ($) (2)	Company-Owned Life Insurance ($) (3)	All Other Compensation Total ($)
David M. Demshur	2019	11,200	25,456	-	504	37,160
Lawrence Bruno	2019	7,022	13,729	191,200	316	212,267
Christopher S. Hill	2019	10,195	2,718	70,000	107	83,021

(1)	The amounts shown reflect Company matching contributions.
(2)

The amounts shown reflect the additional discretionary contributions made by the Company with respect to the 2019 plan year and made in 2020 in the amount of $106,200 for Mr. Bruno and $36,500 for Mr. Hill. Also included are additional discretionary contributions made by the Company with respect to the 2018 plan year and made in 2020 in the amount of $85,000 for Mr. Bruno and $33,500 for Mr. Hill. These additional discretionary contributions were made in accordance with each executive’s employment agreement and will remain unvested until the executive reaches 62 and ½ years of age.

(3)

The amounts shown reflect premiums we pay for life insurance coverage for our NEOs, which insurance payments will be used to assist us with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 119,710 shares of plan-based awards were awarded to our Chief Executive Officer and the other applicable NEOs in 2019 under the PSAP.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other NEOs in 2019 under the PSAP and our annual cash incentive plan.

Grants of Plan-Based Awards for the Year Ended December 31, 2019

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)
David M. Demshur			—	1,144,000	2,288,000
	2/12/2019	2/7/2019				36,601	73,202	109,803	6,539,867
Lawrence Bruno			—	477,900	955,800
	2/12/2019	2/7/2019				15,411	30,822	46,232	2,753,637
Christopher S. Hill			—	273,750	547,500
	2/12/2019	2/7/2019				7,843	15,686	23,529	1,401,387

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements

The information below describes the employment agreements that we maintained with Messrs. Demshur, Bruno and Hill during the 2019 year.

David M. Demshur

Mr. Demshur serves as our Chief Executive Officer and previously served as our President pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur's employment agreement, as amended, entitles him to an initial base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 220% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Demshur is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Lawrence Bruno

Mr. Bruno serves as our President and Chief Operating Officer pursuant to an employment agreement entered into on March 1, 2019. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bruno's employment agreement entitles him to an initial base salary of $531,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 180% of his then current annual base salary (increased to 200% of his then current annual base salary for 2020 due to his promotion to CEO) dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Bruno is entitled to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Christopher S. Hill

Mr. Hill serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement entered into on March 1, 2019. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Hill’s employment agreement entitles him to an initial base salary of $365,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Hill is entitled to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other NEOs as of the end of our last completed fiscal year. None of our NEOs held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards

at December 31, 2019

Name of Executive	Award Year	Vesting Date	Equity and Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (1) (#)	Equity and Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
David M. Demshur	2019	December 31, 2021	109,803	4,136,279
	2018	December 31, 2020	63,057	2,375,357
Lawrence Bruno	2019	December 31, 2021	46,232	1,741,559
	2018	December 31, 2020	20,523	773,101
	2014	April 1, 2020	100	3,767
Christopher S. Hill	2019	December 31, 2021	23,529	886,337
	2018	December 31, 2020	2,600	97,942
	2014	April 1, 2020	53	1,997

(1)	Awards shown are at maximum award for the executives. Based on past performance of the Company, we believe that future performance will meet the top criteria and 150% of the award will vest.
(2)	Market Value is based on the closing price on the last NYSE trading day of 2019, December 31, 2019, of $37.67 per share.

Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our NEOs.

Stock Vested

for the Year Ended December 31, 2019

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David M. Demshur	59,100	2,226,297
Lawrence Bruno	2,400	90,408
Christopher S. Hill	2,400	90,408

Post-Employment Benefit Plans

The following table provides information on Mr. Demshur’s post-employment benefit plan as of December 31, 2019, the number of years credited under the applicable plan, the actuarial present value of the accumulated post-employment benefit and the dollar amount of any payments received during the year ended December 31, 2019. Messrs. Bruno and Hill do not have accounts in the plan.

Post-Employment Benefit Plans

as of December 31, 2019

Name of Executive	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2019 ($)
David M. Demshur	SERP	N/A	4,805,000	—

SERP

In 1998, we adopted the SERP for the benefit of certain key employees and outside directors. The SERP was last amended in 2007. It was established to provide additional retirement income to the participants and death benefits to the participants' designated beneficiaries as a reward for the participants' contributions to our success and growth. Mr. Demshur participates in the SERP. Mr. Demshur is entitled to receive a retirement benefit of $250,000 per year, which begins on his retirement date (which is the later of his termination of employment or attaining the age of 65 years) and is paid in annual installments until his death. If the participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. The participant's benefit under the SERP is fully vested and fully accrued. The participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. Benefits under the SERP may be forfeited only in the event of a participant's termination for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

We have purchased insurance coverage on the life of Mr. Demshur to assist us in providing benefits under the SERP. We are the owner and beneficiary of the insurance coverage for which all of the SERPs' premiums are fully paid. Based on actuarial calculations, the benefits paid to us under the insurance policies should be sufficient to cover the costs of the SERPs' benefits for this individual. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.

Nonqualified Deferred Compensation Plan

The following table provides information relating to our NEOs' benefits in our nonqualified deferred compensation plans, including, with respect to each NEO, the aggregate contributions made by such NEO during the year ended December 31, 2019, the aggregate contributions made by the company during the year ended December 31, 2019, on behalf of the NEO, the aggregate interest or other earnings accrued during the year ended December 31, 2019, the aggregate value of withdrawals and distributions to the NEO during the year ended December 31, 2019 and the balance of each account as of December 31, 2019.

NonQualified Deferred Compensation

for the Year Ended December 31, 2019

Name of Executive	Aggregate Balance at December 31, 2018 ($)	Executive Contributions in 2019 (1) ($)	Registrant Contributions in 2019 (2) ($)	Aggregate Earnings (Losses) in 2019 (3) ($)	Aggregate Withdrawals/ (Distributions) ($)	Aggregate Balance at December 31, 2019 ($)
David M. Demshur	9,227,623	106,149	25,456	2,270,266	-	11,629,494
Lawrence Bruno	643,342	53,100	204,929	89,637	-	991,008
Christopher S. Hill	407,058	16,269	72,718	115,480	(27,711)	583,815

(1)	Executive contributions have always been included in the Summary Compensation table in the Salary column
(2)	Registration contributions are included in the Summary Compensation table in the All Other Compensation column for 2019
(3)	Aggregate earnings are not at above-market interest rates for 2019

Since 2006, the Company has made certain matching contributions on participant salary reduction deferrals to our nonqualified deferred compensation plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under our 401(k) plan in the absence of certain limitations imposed by the IRS Code. Distributions of a participant's plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a "key employee," distributions must be delayed for six months. A participant's plan benefits include the participant's deferrals, the vested portion of the employer's contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the Company, an additional $50,000 life insurance benefit will also be paid under the nonqualified deferred compensation plan to the participant's beneficiary. The plan was amended in 2008 to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see "Components of Executive Compensation - Deferred Compensation Plan."

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that require us to provide compensation and/or benefits to our NEOs in the event of a termination of employment or a change in control of the Company. The terms of Mr. Demshur’s employment agreement were first put into place in 1998 and are not indicative of terms that we have provided to other executive officers since that time. Messrs. Bruno and Hill entered into their respective employment agreements on March 1, 2019.

The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2019, and thus includes amounts earned through that date. The table below provides estimates of the compensation and benefits that would be provided to the NEOs upon their termination of employment or a change in control; however, in the event of an NEO's separation from the Company or a change in control event, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Demshur Employment Agreement

The employment agreement for Mr. Demshur includes provisions governing the payment of severance benefits if employment is terminated by the executive for any reason or by the Company for any reason other than (1) due to death or disability, (2) for cause, or (3) the executive's material breach of a material provision of the employment agreement. In such event, our executive severance benefits are comprised of:

a.	the payment of a lump-sum amount equal to the sum of:
▪	200% of his base salary as in effect immediately prior to the termination; and
▪	two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment agreement;
b.

provision of a benefits package for the Mr. Demshur and his spouse and dependent children consisting of medical, hospital, dental, disability and life insurance benefits at least as favorable as those benefits provided to Mr. Demshur and his spouse and dependent children immediately prior to termination, for as long as Mr. Demshur and his spouse or dependent children are living;

c.	the provision of outplacement services at a cost not to exceed 100% of Mr. Demshur’s annual base salary as in effect immediately prior to the termination; and
d.

the full and immediate vesting and exercisability of all of Mr. Demshur’s outstanding equity awards, which awards shall remain exercisable for the greater of (1) three months following such termination, or (2) the period provided in the plan or plans pursuant to which such equity awards were granted.

For purposes of calculating the lifetime medical benefits, we assumed the following:

•	a discount rate of 3.25%;
•	mortality table under section 417(e)(3)(A)(ii)(l), the 2019 Applicable Mortality Table for Lump Sums under the Pension Protection Act of 2006 (PPA);
•	a current medical trend of 5.8% per annum, decreasing in accordance with a schedule over time to 5.5% in 2020 and 5.1% in 2021;
•	that medical benefits are to be coordinated with Medicare such that premiums will be reduced by 70% for persons aged 65 and older; and
•	that the health plan is self-funded and will continue to be so in the future.

For purposes of calculating the welfare benefits, we assumed the following:

•	the basic life insurance benefit was valued as a whole life premium at discount rate of 3%;
•	mortality table under section 417(e)(3)(A)(ii)(l), the 2019 Applicable Mortality Table for Lump Sums under PPA;

•the accidental death and disability coverage was valued as 20% of the value of basic life insurance benefit, per the current premium ratio and this benefit was assumed to continue beyond age 65; and

•the long-term disability premium was escalated to 4% until age 65, reflecting the age-related incidence of disability as well as increased administrative costs; no value is attributed to the benefit beyond age 65, as long-term disability coverage is rarely available once employment ends.

If Mr. Demshur’s employment is terminated as a result of death or disability, Mr. Demshur (if living), his spouse, and his dependent children, as applicable, are entitled to the benefits described under clause (b) and (d) above.

If Mr. Demshur’s employment is terminated for any reason within three years following a change in control, Mr. Demshur is entitled to the same benefits described above except that certain outstanding stock options would remain exercisable for the greater of (i) one year following such termination, or (ii) the period provided in the plan or plans pursuant to which such stock options were granted, and the lump-sum payment described in clause (a) above would be equal to three times the sum of:

•	his base salary as in effect immediately prior to his termination of employment; and

•

the greater of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract for the year in which his employment terminates or (B) the highest annual bonus he received in the three fiscal years ending prior to the fiscal year in which occurred the change in control.

Mr. Demshur’s employment agreement generally uses the following terms:

"Cause" means the executive has been convicted of any felony or a misdemeanor involving moral turpitude.

"Change in Control" means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Supervisory Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors.

Mr. Demshur's employment agreement contains a standard confidentiality and nonsolicitation provision and requires that the executive not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason, or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.

Upon a change in control, Mr. Demshur may be subject to certain excise taxes pursuant to Section 4999 of the IRS Code (which imposes a 20% excise tax on certain excess parachute payments). In such case, we have agreed to pay each Mr. Demshur a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, he would retain an amount sufficient to pay all excise taxes pursuant to Section 4999 of the IRS Code. This arrangement is not included in the new employment agreements for Messrs. Bruno and Hill and, furthermore, the Company will not add tax gross-up provisions in any future employment contracts.

The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 22% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the gross-up calculations, we have assumed that (1) no amounts will be discounted as attributable to reasonable compensation and (2) all cash severance payments are contingent on a change in control (although we believe there may be a viable position to the contrary with respect to at least a portion of the cash severance payments).

The tax gross-up payment described above will be payable to the executive for any excise tax incurred under Section 4999 of the IRS Code regardless of whether his employment is terminated. However, the amount of the gross-up payment will change based upon whether the executive's employment with us is terminated because the amount of compensation subject to the Section 4999 excise tax will change. The provision of the tax gross-up payment was included in the named executive's employment contracts entered into in 1998, when the provision of tax gross-up payments was standard in our industry.

The Bruno and Hill Employment Agreements

On March 1, 2019, we entered into employment agreements (the “2019 Employment Agreements”) with Messrs. Bruno and Hill.  These agreements are also described in "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements."

Pursuant to the terms of the 2019 Employment Agreements, in the event that either of the executives is terminated by us without Cause (as defined below), or the executive terminates for Good Reason (as defined below), the executive shall be entitled to receive the following: (1) an amount equal to the sum of (a) a multiple of the executive’s annual base salary in effect immediately prior to the termination (with a multiple of two (2) for Mr. Bruno and one and one-half (1 ½) for Mr. Hill), plus (b)

a pro-rata bonus calculated by multiplying the target incentive bonus amount for the year in which the termination occurs by the number of days during the applicable year that the executive was employed (the “Pro-Rata Bonus”) (together, the “Severance Payment”); (2) reimbursement of up to $25,000 for reasonable outplacement services for a period of twelve months following termination (the “Severance Benefit”); and (3) the executive would receive accelerated vesting of any unvested DCP Contributions.

In the event that the executive is terminated by us without Cause or the executive terminates for Good Reason during the two year period following a Change in Control (as defined above under “Employment Agreements - The Demshur Employment Agreement”), each executive shall be entitled to receive the following: (1) an amount equal to the sum of (a) a multiple (two and one-half (2 ½) for Mr. Bruno and two (2) for Mr. Hill) times the sum of (i) the executive’s annual base salary as in effect immediately prior to the termination, and (ii) the target annual incentive bonus the executive could have earned for the year of termination, plus (b) the Pro-Rata Bonus (together, the “Change in Control Payment”); and (2) the “Change in Control Benefits,” which consist of twenty-four months of continued coverage under the our medical, dental and group life insurance plans for the executive and the executive’s dependents; immediate vesting of outstanding equity awards, with performance-based awards vesting as of the date of the Change in Control using actual performance as of the most recent quarter-end; and the Severance Benefit. In the event that the payments and benefits received by either executive in connection with a Change in Control constitute “parachute payments” (as defined in Section 280G of the Code), the payments and benefits provided to that executive shall either be reduced to $1.00 below the amount that would subject the payments to excise taxes pursuant to Section 4999 of the Code, or paid in full, whichever will result in the better net tax position for the executive.

The 2019 Employment Agreements state that any unvested contributions in executives accounts with respect to our Deferred Compensation Plan would be accelerated upon the occurrence of a termination of the executive’s employment due to death or Disability (as defined below), or upon the occurrence of a Change in Control. The 2019 Employment Agreements also provide that notwithstanding anything to the contrary within an individual award agreement, any restricted stock awards granted to the executive shall not be forfeited upon the executive’s voluntary retirement on or after the age of 64.

The Severance Payment or the Change in Control Payment, as applicable, will generally be paid to the executive in equal installments over a twelve month period following the applicable termination of employment, although certain payments may be made at different times in order to comply with Section 409A of the Code.

The 2019 Employment Agreements contain customary confidentiality restrictions, and impose noncompetition restrictions on the executives during their employment and for a period of two years following a termination of employment for any reason other than a termination by us without Cause or by the executive without Good Reason.

For purposes of the 2019 Employment Agreements, the terms below are generally defined as follows:

“Cause” means a determination by that the executive (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is materially injurious (monetarily or otherwise) to us or any of its affiliates, (iii) has engaged in gross negligence or willful misconduct in the performance of executive’s duties, (iv) has willfully refused without proper legal reason to perform executive’s duties and responsibilities, (v) has materially breached any material provision of the 2019 Employment Agreement or any other agreement between us and the executive, or (vi) has materially breached any material corporate policy maintained and established by us that is of general applicability to our officers.

•

“Disability” means that the executive has become incapacitated by accident, sickness or other circumstance that renders the executive mentally or physically incapable of performing the duties and services required of the executive pursuant to the 2019 Employment Agreement on a full-time basis for a period of at least 180 consecutive calendar days.

•

“Good Reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) a permanent change in location of executive’s principal place of employment that is more than 50 miles away from the prior location, (iii) a material breach by us of any material provision of the 2019 Employment Agreement, or (iv) a material diminution of the executive’s annual base salary.

Nonqualified Deferred Compensation Plan

See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to Messrs. Demshur, Bruno and Hill under the Nonqualified Deferred Compensation Plan upon death or separation from service and in connection with a change in control.

Supplemental Executive Retirement Plan

Please see the Post-Employment Benefit Plans table and narrative that follows the table for a discussion of the benefits payable to Mr. Demshur under the SERP upon death or separation from service, and in connection with a change in control. As described in the section “SERP" on page 33 of this proxy statement, if a participant in the SERP made a timely election, he would be entitled to receive a lump sum payment upon a change in control of the Company equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirements.

Equity Award Program

Awards under our PSAP and RSAP will vest in full in the event an NEO's service is terminated by reason of his death or disability or upon the occurrence of a Change in Control. As of December 31, 2019, following the vesting of the 2017 PSAP award, Mr. Demshur had two PSAP awards worth $6.5 million, Mr. Bruno had one RSAP and two PSAP awards worth $2.5 million, and Mr. Hill had one RSAP and two PSAP awards worth $1.0 million. Please see table in "Information About Our Named Executive Officers - Outstanding Equity Awards at Fiscal Year End" on page 38 for further description of the assumptions used to calculate the value of the awards.

The tables below reflect the amount of compensation that would be payable to each of the NEOs in various scenarios involving termination of the NEO's employment, including following a change in control. The amount of compensation payable to each NEO upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each NEO is shown below. The amounts shown assume that the termination was effective on December 31, 2019 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2019 and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the NEO's separation from us. Each NEO would also have available the value of unvested shares reflected in the Outstanding Equity Awards at Fiscal Year End table, if any. The value of accelerated equity award amounts reflected below have been calculated using the closing price of our common stock on December 31, 2019 (the last trading day of 2019) of $37.67.

David M. Demshur	Voluntary Termination on 12/31/2019 ($) (1)	Early Retirement on 12/31/2019 ($) (1)	Involuntary Not For Cause Termination on 12/31/2019 ($) (1)	For Cause Termination on 12/31/2019 ($)	Termination related to Change-in- Control on 12/31/2019 ($)	Disability on 12/31/2019 ($) (1)	Death on 12/31/2019 ($) (1)
Compensation:
Severance	2,080,000	2,080,000	2,080,000	—	3,120,000	—	—
Short-term Incentive	2,059,200	2,059,200	2,059,200	—	1,670,011	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	6,511,636	6,511,636	6,511,636
Benefits & Perquisites:
Health and Welfare Benefits	615,500	615,500	615,500	—	615,500	615,500	615,500
Outplacement Services	1,040,000	—	1,040,000	—	1,040,000	—	—
Accelerated Deferred Comp	—	—	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	6,366,732	—	—
Total	5,794,700	4,754,700	5,794,700	—	19,323,879	7,127,136	7,127,136

(1)

Mr. Demshur could vest in PSAP awards following termination if the performance criteria for vesting is met at the end of a Performance Period. See table of Outstanding Equity Awards at Fiscal Year End on page 38.

Lawrence Bruno	Voluntary Termination on 12/31/2019 ($) (1)	Early Retirement on 12/31/2019 ($) (1)	Involuntary Not For Cause Termination on 12/31/2019 ($) (1)	For Cause Termination on 12/31/2019 ($)	Termination related to Change-in- Control on 12/31/2019 ($)	Disability on 12/31/2019 ($) (1)	Death on 12/31/2019 ($) (1)
Compensation:
Severance	—	—	1,062,000	—	1,327,500	—	—
Short-term Incentive	—	—	477,900	—	477,900	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	2,518,427	2,518,427	2,518,427
Benefits & Perquisites:
Health and Welfare Benefits	—	—	—	—	—	—	—
Outplacement Services	—	—	25,000	—	—	—	—
Accelerated Deferred Comp	—	—	191,200	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Total	—	—	1,756,100	—	4,323,827	2,518,427	2,518,427

Christopher S. Hill	Voluntary Termination on 12/31/2019 ($) (1)	Early Retirement on 12/31/2019 ($) (1)	Involuntary Not For Cause Termination on 12/31/2019 ($) (1)	For Cause Termination on 12/31/2019 ($)	Termination related to Change-in- Control on 12/31/2019 ($)	Disability on 12/31/2019 ($) (1)	Death on 12/31/2019 ($) (1)
Compensation:
Severance	—	—	547,500	—	730,000	—	—
Short-term Incentive	—	—	273,750	—	273,750	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	986,276	986,276	986,276
Benefits & Perquisites:
Health and Welfare Benefits	—	—	—	—	—	—	—
Outplacement Services	—	—	25,000	—	—	—	—
Accelerated Deferred Comp	—	—	70,000	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Total	—	—	916,250	—	1,990,026	986,276	986,276

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are required to provide the following information with respect to fiscal 2019:

We determined that the annual total compensation of Mr. Demshur, our CEO, for 2019 was $9,612,027 and that the median of the annual total compensation from the aggregate sampling of employees of our company (other than Mr. Demshur, our CEO) was $60,512; therefore the ratio of these two amounts is 159 to 1. If the CEO does not actually receive any of the non-equity incentive compensation for 2019 (and he will not), his total compensation was $8,325,027 for 2019 and the ratio of our CEO's compensation to that of the median employee would be 138 to 1. Please see the Summary Compensation table on page 35 for our CEO's compensation.

Given the size, composition and global diversity of our workforce, we used statistical sampling to identify the “median employee.”  Using the measure of total cash compensation consisting of base salary, allowance, bonus and pension paid as provided by our payroll records, we grouped countries based on similarity of median compensation levels and compensation standard variances and determined an appropriate sample size for each group of countries. The aggregate sample size covered more than two-thirds of our employee population.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT

In preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•	reviewed and discussed the Company's disclosure set forth herein below the heading "Compensation Discussion and Analysis" with management; and
•

based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2019.

Submitted by the Compensation Committee of the Board of Supervisory Directors.

COMPENSATION COMMITTEE

Michael Straughen (Chairman)

Gregory Barnett

Margaret Ann van Kempen

AUDIT COMMITTEE REPORT

For the year ended December 31, 2019, the Audit Committee consisted of Mme. Carnes and Messrs. Sodderland and Straughen. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mme. Carnes qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Audit Committee:

•	reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2019 with management and with the independent registered public accountants;
•

considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;

•

reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company's accounting policies, (2) and has also received the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communication with Audit Committees;

•

discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company's chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

•

pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining KPMG's independence, and concluded that KPMG's independence was not compromised by the provision of such services (details regarding the fees paid to KPMG in fiscal 2019 for audit services, audit-related services, tax services and all other services, are set forth at "Audit Fee Summary" below); and

•

based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/cr/governance.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company's internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Supervisory Directors.

AUDIT COMMITTEE

Martha Z. Carnes (Chairman)

Jan Willem Sodderland

Michael Straughen

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fee Summary

The Audit Committee approved in advance 100% of the audit fees, including all non-audit fees. For the 2018 and 2019 fiscal years, KPMG served as the Company's independent auditor. Set forth below is a summary of the total fees incurred with KPMG for service related to fiscal years 2019 and 2018. These fees consisted of:

	2019	2018
Audit Fees	3,052,000	$2,762,000
Audit-Related Fees	—	—
Tax Fees	55,000	55,000
All Other Fees	—	—
Total	$3,107,000	$2,817,000

Audit Fees

Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States and with the AFM in the Netherlands, work performed in connection with the audit and quarterly reviews, statutory audits and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees consist primarily of attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees

Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees

Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other public filings.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services to be performed by its independent auditors, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The Audit Committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the Audit Committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the Audit Committee reports any interim pre-approvals since the last meeting.

AGENDA ITEMS

Item 1. Election of Class I Supervisory Directors

Our Articles of Association provide for one or more Supervisory Directors. Our Board of Supervisory Directors currently has seven members who are divided into three classes. Each class is elected for a term such that the term of one class of Supervisory Directors expires at the annual meeting each year.

For the 2020 annual meeting, the Board of Supervisory Directors is proposing the election of two new Class I members, effective at the conclusion of the 2020 annual meeting. Specifically, the Board of Supervisory Directors is proposing the election of Monique van Dijken Eeuwijk and Harvey Klingensmith as Class I Supervisory Directors. All Class I candidates are being nominated for terms expiring at the annual meeting in 2023. Please see “Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors” for biographical information of our Supervisory Directors.

Candidates for Supervisory Director are recommended by the NGCR Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for both of these nominees, for one of these nominees or for none of these nominees. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the two nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

The elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of agenda item no. 1.

The Supervisory Board recommends that shareholders vote “FOR” the two Class I nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Appointment of KPMG as our Independent Registered Public Accounting Firm for 2020

The Audit Committee of the Supervisory Board has recommended and the Supervisory Board has approved the appointment of the firm of KPMG as our independent registered public accountants for the year ending December 31, 2020, subject to approval by our shareholders. We have invited representatives of KPMG to the annual meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the majority of the votes cast at the annual meeting is required to appoint KPMG as our independent registered public accountants for 2020. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that the shareholders vote “FOR” the appointment of KPMG as our independent registered public accountants for the year ending December 31, 2020 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. Confirmation and Adoption of Annual Accounts

At the annual meeting, as required under Dutch law and our Articles of Association, following a discussion of our Dutch Report of the Management Board, our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ended December 31, 2019, which are our audited consolidated financial statements that are prepared in accordance with International Financial Reporting Standards as adopted by the European Union. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts reported under IFRS standards. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. Companies domiciled in the United States are not generally required to obtain shareholder confirmation and adoption of annual accounts.

The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 4. Cancellation of Our Repurchased Shares Held at 12:01 A.M. CEST On May 20, 2020

At the annual meeting, our shareholders will be asked to resolve to cancel all of the shares that have been repurchased and are being held by the Company, as opposed to any of its subsidiaries (collectively “we”), at 12:01 a.m. CEST on May 20, 2020.

According to the Dutch Civil Code, we and our subsidiaries may repurchase and can hold up to 50% of our issued share capital at one time, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 23, 2019, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of eighteen (18) months, until November 23, 2020. Management believes it is in the best interest of our shareholders and stakeholders for shares held by the Company at 12:01 a.m. CEST on May 20, 2020 to be canceled. This authority is similar to that generally afforded under state law to public companies domiciled in the United States. Upon the affirmative vote of our shareholders, the shares held by the Company at 12:01 a.m. CEST on May 20, 20120 will be canceled in the manner described in Articles 2:99(2) and 2:100 of the Dutch Civil Code.

After the general meeting of shareholders, if this Item 4 is approved, we will file a copy of the extract of the minutes of the annual meeting of shareholders with the Dutch trade registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after the publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.

The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if at least half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the cancellation of our repurchased shares held by the Company at 12:01 a.m. CEST on May 20, 2020, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. Extension and Renewal of Existing Authority to Repurchase Shares

Pursuant to Dutch law and our Articles of Association, we and our subsidiaries are allowed to repurchase up to 50% of our issued share capital, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 23, 2019, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of 18 months, until November 23, 2020.

For the 2020 annual meeting, it is proposed to extend and renew the existing authorization of our Management Board to repurchase up to 10% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchanges where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies. This authorization of our Management Board must be renewed every 18 months. In connection with our IPO in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting from 1995 through 2019, our shareholders have renewed that authorization such that the current period is set to expire on November 23, 2020. In 2019, we repurchased approximately 71,700 shares of our common shares for an aggregate purchase price of approximately $3,308,264. We believe that it is in the best interest of our Company and shareholders and other stakeholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.

At the annual meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time through one or more purchases at the stock exchanges where our shares are listed or otherwise, for an 18-month period, until November 20, 2021, and such repurchased shares may be used for any legal purpose.

The affirmative vote of the majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase up to 10% of our issued share capital, as described herein, from time to time for the indicated periods from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the authorization of the Management Board to repurchase up to 10% of our issued share capital until November 20, 2021, through one or more purchases at the stock exchanges where our shares are listed or otherwise and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Extension of Authority to Issue Shares of Core Laboratories N.V. until November 20, 2021

Our current authorized share capital consists of 200 million common shares and 6 million preference shares, each share with a current par value of EUR 0.02. Under Dutch law and our Articles of Association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. Previous authorizations of the Supervisory Board to issue shares were effective for a period of up to five years and were renewed on an annual rolling basis. In connection with our IPO in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on November 23, 2020. At the 2019 annual meeting, we obtained authorization to issue shares up to 10% of our outstanding shares per annum for an 18-month period. We are seeking this same authorization at the 2020 annual meeting. We currently do not have any specific plans, proposals or arrangements to issue any new shares of common stock for any purpose, with the exception of issuing repurchased shares for equity compensation as outlined in the proxy statement. However, in the ordinary course of our business, we may determine from time to time that the issuance of additional shares of common stock is necessary and in the best interests of the Company, including in connection with acquisitions, financings or equity compensation.

At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to a maximum of 10% of outstanding shares per annum for an 18-month period from the date of the annual meeting until November 20, 2021. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the issuance of additional shares will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for an 18-month period from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7. Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 20, 2021

Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to stock awards granted under the LTIP and the 2014 Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Previous authorizations were effective for up to five years and were renewed for successive five-year periods. In connection with our IPO in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on November 23, 2020. At the 2019 annual meeting, we obtained authorization to limit or eliminate preemptive rights up to 10% of our common shares and/or preference shares per annum for an eighteen-month period. We are seeking this same authorization at the 2020 annual meeting.

At the annual meeting, our shareholders will be asked to approve an extension of this authority for an eighteen-month period from the date of the annual meeting until November 20, 2021 to limit or eliminate preemptive rights up to a maximum of 10% of outstanding shares per annum. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the rights to limit or eliminate preemptive rights will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for an eighteen-month period from the date of the annual meeting. However, if less than 50% of all issued shares are present or represented at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 8(a). To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Supervisory Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee's report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our NEOs be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the NEOs.

We believe that the shareholders, by voting for supervisory directors individually as described in Item No. 1, have had a clear ability to express their approval or disapproval of the performance of the Supervisory Board members and, specifically, any Supervisory Directors serving on the Compensation Committee; however, the United States Congress has enacted legislation requiring a non-binding advisory “Say on Pay” vote on executive compensation and we welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at our 2020 Annual Meeting.

We are therefore asking shareholders to vote on the following resolution:

the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's ("SEC") compensation disclosure rules, including the compensation tables.

As an advisory vote, Item 8 is non-binding. Although the vote is non-binding, the Supervisory Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The affirmative vote of a majority of the shares of Company common stock present or represented by proxy and voting at the annual meeting is required for approval of this agenda item. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Supervisory Board recommends that shareholders vote “FOR” the approval of, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.’s named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.

Item 8(b). Advisory vote on the remuneration report as referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2019

On December 1, 2019, Dutch legislation implementing the revised European shareholders rights directive (Directive (EU) 2017/828) came into force, stipulating new requirements with respect to the remuneration report of Dutch listed companies. As the new Dutch requirements with respect to the remuneration report deviate to a certain extent from the requirements with respect the CD&A under applicable laws and regulations of the United States, a separate remuneration report in line with the Dutch legal requirements will be presented to the general meeting for an advisory vote.

We are asking shareholders to cast a favorable advisory vote on the remuneration report as referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2019.

Next year's remuneration report will contain an explanation on how this year’s advisory vote by the general meeting has been taken into account.

The affirmative vote of a majority of the shares of Company common stock present or represented by proxy and voting at the annual meeting is required for approval of this agenda item. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Supervisory Board recommends that shareholders vote “FOR” the proposal to cast a favorable advisory vote on the remuneration report as referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2019.

Item 8(c). Adoption of the remuneration policy for the Management Board and the Supervisory Board

On December 1, 2019, Dutch legislation implementing the revised European shareholders rights directive as referred to above came into force, stipulating new requirements with respect to the remuneration policy for the Management Board and the Supervisory Board. The main legislative changes can be summarized as follows: (i) the remuneration policy must be presented to the general meeting for adoption at least every four years; (ii) a resolution to adopt the remuneration policy requires at least three-quarters of the votes cast in favor, unless the articles of association explicitly provide for a smaller majority; (iii) the works council must be given the opportunity to render advice on the proposal for adoption of the remuneration policy; (iv) the remuneration policy must at least cover the topics set forth in Section 2:135(6) of the Dutch Civil Code; and (v) a remuneration policy must also be adopted for members of the Supervisory Board.

The remuneration policy is presented to the general meeting for adoption in order to comply with the new Dutch legal requirements and does not purport to deviate from the compensation philosophy, policies and procedures described in the CD&A, to the extent these apply to the Management Board and the Supervisory Board. Furthermore, the policy does not purport to implement any material change in the existing remuneration practices for the Management Board (i.e., the company which is the sole member of the Management Board receives no compensation whatsoever) and the Supervisory Board.

At the annual meeting, our shareholders will be asked to adopt the remuneration policy for the Management Board and the Supervisory Board.

The affirmative vote of a majority of the shares of Company common stock present or represented by proxy and voting at the annual meeting is required for approval of this agenda item. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Supervisory Board recommends that shareholders vote “FOR” the proposal to adopt the remuneration policy for the Management Board and the Supervisory Board.

Item 9. Approval of the Amendment and Restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan

The Supervisory Board resolved on February 6, 2020 that an amendment and restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan should be submitted for approval by our shareholders at the 2020 Annual General Meeting. The plan as amended and restated will be called the Core Laboratories N.V. 2020 Long-Term Incentive Plan (the “2020 LTIP”). The principal purpose of the amendment and restatement of the plan is to increase the number of shares authorized for issuance thereunder by 1.5 million common shares and to extend the term of the plan to May 20, 2030.

The Supervisory Board has determined that it is in the best interest of the Company and its shareholders to increase the authorized shares for the LTIP.  As of February 29, 2020, the Company had 133,275 common shares remaining available for issuance, therefore we will not be able to provide meaningful incentive awards to our eligible service providers without the approval of the additional shares of common shares.  The last time that the Company requested additional shares for the predecessor LTIP was in 2014, when we requested and received approval for 1,100,000 additional common shares.  At the time of the 2014 request, the Company had approximately 400,000 common shares previously authorized but unissued pursuant to the predecessor LTIP, and approximately 500,000 common shares subject to outstanding awards pursuant to the predecessor LTIP.  When determining the number of additional common shares to request for the LTIP in connection with this meeting, the Company analyzed various factors it deemed relevant to making a decision, such as the potential dilution to shareholders that existed in connection with the 2014 request, the current value of our common shares and our equity grant practices. Taking all appropriate factors into consideration, the Company determined that requesting a number of shares that would result in a comparable, but slightly lower, dilution percentage to what was approved in 2014 would be appropriate for the current LTIP.

Failure of our shareholders to approve the LTIP will mean that we may continue to grant awards under the terms of the predecessor LTIP in its current form until all shares available for issuance thereunder are exhausted, which we would expect to happen during the 2020 year.  If we do not have shares available pursuant to the LTIP, we would be required to provide compensation and incentives through other means in order to ensure that we can attract and retain qualified personnel to help our Company manage through ongoing industry conditions and to position the Company for future growth opportunities.  Those other means of compensation may include cash-settled long-term incentive awards or other cash compensation.

Set forth below is a summary of the principal features of the LTIP that is qualified in its entirety by reference to the full text of the LTIP which is attached to this Proxy Statement as Appendix A.

General

The LTIP is designed to retain selected employees of the Company and its subsidiaries and reward them for making significant contributions to our success. These objectives are to be accomplished by making awards under the LTIP and thereby providing participants with a proprietary interest in our growth and performance. Accordingly, the LTIP provides for granting (a) “restricted shares” that are either (1) common shares that are restricted or subject to forfeiture provisions or (2) a credit of units to a bookkeeping account that we maintain to evidence accrual to a participant of unsecured and unfunded conditional rights to acquire common shares, (b) “incentive stock options” as defined in Section 422 of the Code, (c) stock options that do not constitute incentive stock options (“nonqualified stock options”) and (d) stock appreciation rights.

Number of Shares Subject to the LTIP; Award Limits

Subject to adjustment as provided in the LTIP, there shall be available for awards granted wholly or partly in common shares (including rights or options which may be exercised for or settled in common shares) during the term of the LTIP beginning as of May 20, 2020 (the "Effective Date") the sum of (i) 1,500,000 common shares, (ii) the number of common shares available for grant under the predecessor plan as of the day immediately preceding the Effective Date (for reference, as of February 29, 2020 this amount was 133,275 common shares), and (iii) the number of common shares subject to outstanding awards under the predecessor plan as of the day immediately preceding the Effective Date that must or may be settled in common shares (for reference, as of February 29, 2020 this amount was 995,758 common shares). As of March 13, 2020 and prior to the amendment and restatement taking effect, there were a total of zero (0) stock options outstanding. Common shares related to awards under the LTIP that are forfeited, terminated or that expire unexercised, and common shares that are withheld from an award of restricted shares to cover taxes relating to such award, shall immediately become available for awards under the LTIP. Common shares that are withheld from an award of stock options or stock appreciation rights to cover any exercise price or taxes relating to such award will not be available again for the granting of awards under the LTIP. On March 13, 2020, the closing price of our common shares as reported by the NYSE was $8.49 per common share. If the additional shares are approved for the LTIP we intend to register those shares on a Form S-8 Registration Statement.

The maximum number of common shares that may be subject to awards under the LTIP granted to any one individual during any calendar year may not exceed 1,600,000 common shares, subject to adjustment under certain circumstances (such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure).

Administration

The LTIP is administered by a committee or subcommittee (the “Committee”) of, and appointed by, the Supervisory Board, and such committee or subcommittee must be comprised solely of two or more individuals who qualify as nonemployee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). No member of the Committee is eligible to receive an award under the LTIP.

The Committee has full authority, subject to the terms of the LTIP, to establish rules and regulations for the proper administration of the LTIP, to select the persons to whom awards are granted and to set the date of grant and the other terms of the awards. The committee also has authority to make adjustments to the LTIP in order to comply with the laws of any applicable foreign jurisdiction when applicable.

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the LTIP pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants in the LTIP who are then subject to Section 16 of the Exchange Act.

Eligibility

All of the employees of the Company and its subsidiaries (which totaled approximately 4,300 employees as of March 13, 2020) are eligible to participate in the LTIP. The selection of employees, from among those eligible, who will receive awards under the LTIP is within the discretion of the Committee.

Effective Date, Amendment and Termination of the LTIP

The predecessor plan to the LTIP originally became effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, February 13, 2007 and May 13, 2014. This amendment and restatement of the plan into the LTIP is effective as of May 20, 2020, provided that the amendment and restatement is approved by our shareholders on such date at the Annual Meeting. However, if our shareholders do not approve the LTIP at the Annual Meeting, the amendment and restatement of the LTIP will not be implemented and the LTIP will continue to operate under its prior terms. If our shareholders approve the LTIP at the Annual Meeting, then, pursuant to the terms of the plan, no further awards (including incentive stock options) may be granted under the LTIP after May 20, 2030 (which is 10 years from the date upon which the amendment and restatement of the plan would be approved by our shareholders). The Supervisory Board may from time to time amend, modify, suspend or terminate the LTIP for any purpose except that (a) no amendment or alteration that would impair the rights of a holder of an award under the LTIP may be made without the holder’s consent, (b) no amendment or alteration will be effective prior to approval of our shareholders, to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act or to the extent shareholder approval is otherwise required by applicable law, and (c) no amendment to the LTIP that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which we are listed will be effective prior to approval of our shareholders. The LTIP and all awards granted thereunder will be subject to any clawback or recoupment policy adopted by the Company.

Vesting

The LTIP requires the Committee to set a minimum vesting period for any time-based vesting award granted under the plan at three years, and with respect to a performance-based vesting award, at a minimum vesting period (so that no portion of any award may vest in less than one year) and may be accelerated (in whole or in part) upon the occurrence of a change in control of the Company or a separation from service, as set forth in the LTIP or the individual award agreement.

Restricted Shares

An award of restricted shares may consist of common shares or may be denominated in units of common shares. All or part of any such award may be subject to conditions established by the Committee and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Committee; (b) the award recipient’s continued employment with the Company and its subsidiaries for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of the foregoing. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Committee. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Committee may establish.

Stock Options

All options will be evidenced by a written contract containing provisions consistent with the LTIP and such other provisions as the Committee deems appropriate. The status of each grant of an option as an incentive stock option or a nonqualified stock option will be designated by the Committee at the time of grant. The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years in the case of incentive stock options), and the effect of an employee’s termination of employment will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to an employee will be determined by the Committee. The purchase price of each common share that is subject to an option will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in our capital structure) such purchase price will be no less than the fair market value of a common share on the date that the option is granted. The purchase price upon exercise may be paid by an employee in cash, or, at the discretion of the Committee, in other common shares owned by the employee, by surrendering all or part of that or any other award under the LTIP, or by any combination thereof. Subject to adjustment under certain circumstances (such as a reorganization, stock split, recapitalization, or other change in our capital structure), the Committee may not, without the approval of our shareholders, (i) lower the purchase price under any outstanding stock option granted under the LTIP, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the fair market value of the underlying shares in exchange for cash, another award under the LTIP or other equity.

Stock Appreciation Rights

A stock appreciation right is a right to acquire our common shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the fair market value of the shares with respect to which the right is exercised over the exercise price therefor. All stock appreciation rights will be evidenced by a written contract containing provisions consistent with the LTIP and such other provisions as the Committee deems appropriate. The number of shares for which a stock appreciation right is granted to an employee will be determined by the Committee. The exercise price of each common share that is subject to a stock appreciation right will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other changes in our capital structure) such exercise price will be no less than the fair market value of a common share on the date that the stock appreciation right is granted. A stock appreciation right may be granted in connection with an option awarded under the LTIP or independently of such an option. If a stock appreciation right is granted in connection with an option awarded under the LTIP, then the exercise of the stock appreciation right will result in the surrender of the right to purchase a number of shares under the stock option equal to the number of shares with respect to which the stock appreciation right is exercised (and vice versa). Stock appreciation rights will be subject to repricing restrictions similar to those described in the preceding paragraph relating to stock options.

Transferability

Unless otherwise determined by the Committee and provided in an award agreement, awards under the LTIP are generally not transferable except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder (a “QDRO”), or (c) with the consent of the Committee. The preceding sentence notwithstanding, no award of an incentive stock option under the LTIP will be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise permitted under applicable provisions of the Code.

Adjustment

In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Committee shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the LTIP, (ii) the maximum number of shares that may be granted to a covered employee each year, (iii) the number or kind of shares or amount of cash subject to an award, (iv) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (v) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.

Change in Control

The LTIP provides that each stock option and stock appreciation right will become fully exercisable and the restrictions on restricted shares will lapse upon a change in control of the Company (as defined in the LTIP).

United States Federal Income Tax Aspects of the LTIP

Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the employee upon the grant of a nonqualified stock option such as those granted under the LTIP (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the employee. Upon the exercise of a nonqualified stock option or a stock appreciation right granted under the LTIP, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the employee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any difference between the fair market value of the shares on the date of exercise and the amount realized on the disposition would be treated as capital gain or loss.

Incentive Stock Options. The incentive stock options under the LTIP are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Shares. An individual who has been granted restricted shares under the LTIP consisting of common shares that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the recipient of the award and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the date of the award, in which case (a) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

An individual who has been granted restricted shares under the LTIP consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such individual of unsecured and unfunded conditional rights to acquire common shares will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the recipient of the award will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the holder by the Company at that time over the amount, if any, paid by the holder for such property, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to our Covered Employees (as defined above within the Compensation Discussion and Analysis), unless the compensation meets a limited exception for grandfathered arrangements.

Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the LTIP to either be exempt from the application of, or to comply with, Section 409A of the Code.

Section 401(a) of the Code. The LTIP is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the LTIP. No consideration has been given to the effects of foreign, state, local, or other tax laws on the LTIP or award recipients, or the application of Dutch tax law to the Company.

Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe the LTIP is subject to any of the provisions of ERISA.

New Plan Benefits

The benefits or amounts that will be received by or allocated to employees, by reason of the amendment and restatement of the predecessor plan into the LTIP, are generally not yet determinable as future awards are in the discretion of the Committee and cannot be determined at this time. The type or amount of awards that we have granted under the predecessor plan to the LTIP in the past may also not be representative of the awards that we may grant in the future under the LTIP. However, the performance-based restricted share awards (which are denominated in units of common shares) that were granted to our named executive officers and other employees under the predecessor plan to the LTIP on February 13, 2018 and February 12, 2019 are contingent on shareholder approval at the Annual Meeting of the proposed amendment and restatement of the predecessor plan into the LTIP, and such awards will be forfeited if such amendment and restatement is not so approved. The following table provides certain information with respect to such contingent awards.

LTIP

Name and Principal Position	Grant Date	Dollar Value ($) (1)	Number of Units

David M. Demshur	February 13, 2018	6,282,999	63,057
Chief Executive Officer and Former President	February 12, 2019	6,539,867	109,803

Lawrence Bruno	February 13, 2018	2,044,912	20,523
President and Chief Operating Officer	February 12, 2019	2,753,578	46,232

Christopher S. Hill	February 13, 2018	259,064	2,600
Senior Vice President and Chief Financial Officer	February 12, 2019	1,401,387	23,529

Richard L. Bergmark	February 13, 2018	2,520,493	25,296
Former Executive Vice President and Chief Financial Officer

Monty L. Davis	February 13, 2018	2,520,493	25,296
Former Senior Vice President and Chief Operating Officer

Executive Group	February 13, 2018	13,627,962	136,772
	February 12, 2019	10,694,832	179,564

Non-Executive Director Group	February 13, 2018	-	-
	February 12, 2019	-	-

Non-Executive Officer Employee Group	February 13, 2018	2,849,704	28,600
	February 12, 2019	2,412,180	40,500
(1)

The amounts included in the "Dollar Value ($)" column include the aggregate grant date fair value of the awards granted on the indicated dates, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended 2019 and are included in our annual report on Form 10-K. See "Information About our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards.

The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposed amendment and restatement of the 2014 Long-Term Incentive Plan into a 2020 amended and restated LTIP.

The Supervisory Board recommends that the shareholders vote “FOR” the approval of the Amendment and Restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 10. Other Matters to Be Voted on

The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2021 Annual Meeting: Shareholder Proposals and Shareholder Access

Any shareholder who qualifies under applicable law to have the right to submit a matter for inclusion in the Company's proxy material for consideration at the 2021 annual meeting may submit such matter, including recommendations for nominees for supervisory directorships, to the Company.

As a company registered in the Netherlands whose shares are traded on a U.S. securities exchange, we are governed by Dutch company law rules and U.S. rules and timeframes regarding the access rights of shareholders to submit a matter for inclusion in the Company's proxy material for consideration at an annual meeting. Effective July 1, 2013, Dutch company law rules were amended to increase the minimum threshold in order for shareholders to submit an item for the agenda of the annual meeting. Since that amendment, Dutch law requires that an agenda item may only be submitted by one or more shareholders representing at least three percent of the issued share capital of the Company. The Company’s Articles of Association follow this law and are not more restrictive than this. In order for such matter to be included in the Company's proxy materials or presented at the 2021 annual meeting, the qualified shareholder(s) must submit the matter to the Company's Secretary at the address indicated on page 5 of this proxy statement not later than the 60th day before the date on which the 2021 annual meeting will be held.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2021 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above. For your proposal to be eligible for inclusion in our proxy statement for our 2020 annual general meeting, we must receive your proposal at our registered offices in the Netherlands not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2021 annual general meeting of stockholders. Accordingly, any such notice must be received no earlier than December 25, 2020, and no later than January 24, 2021, and must otherwise satisfy the requirements of our bylaws. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a stockholder in person at the 2021 annual general meeting of stockholders if the stockholder making the proposal has not given notice to us by January 24, 2021. At this point, the Company anticipates conducting the 2021 annual meeting in mid-May, 2021.

The Right of Shareholders to Request a Shareholder Meeting

Just as with the right of shareholders to submit an item for the agenda, we also follow the full contours of Dutch law, without further restriction, on the rights of shareholders to request a shareholder meeting. Our Articles of Association (art. 18.3) specifically mandate that shareholder meetings can be convened by shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Management and Supervisory Boards to convene a meeting to be held within eight weeks and also provides a procedure to approach the Dutch Court, if those Boards fail to call such a meeting in a timely fashion.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company's proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at 713-328-2673. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,

Jan Willem Sodderland

Supervisory Director

Amsterdam, the Netherlands

March 20, 2020

CORE LABORATORIES N.V.
2020 LONG-TERM INCENTIVE PLAN

(as Amended and Restated Effective as of May 20, 2020)

1.Objectives. The Core Laboratories N.V. 2020 Long-Term Incentive Plan (the “Plan”) is designed to retain selected employees of Core Laboratories N.V. (the “Company”) and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of May 20, 2020 (the “Effective Date”), provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2020 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement of the Prior Plan shall be void ab initio and the Prior Plan shall continue in effect.

2.Definitions . As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of a Nonqualified Option, an ISO, Restricted Shares, or Stock Appreciation Rights, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.

“Board” means the Board of Supervisory Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee or subcommittee appointed by the Board to administer the Plan, which committee or subcommittee shall be comprised solely of two or more individuals who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3.

“Common Shares” means the Common Shares, par value 0.02 € per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of a particular date, the final closing price per Common Share, if the Common Shares are listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price per Common Share is so reported. If the Common Shares are traded over the counter at the time a determination of the Fair Market Value of a Common Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of a Common Share on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available. In the event that the Fair Market Value of a Common Share cannot be determined as provided above at the time a determination of such value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in good faith and, where applicable, in accordance with Section 409A of the Code and the regulations promulgated thereunder.

“ISO” means an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Option” means a nonqualified stock option described within Section 83 of the Code and the regulations promulgated thereunder.

“Participant” means an eligible employee of the Company or any of its Subsidiaries to whom an Award has been made under the Plan.

“Restricted Shares” means (a) Common Shares that are restricted or subject to forfeiture provisions or (b) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

“Subsidiary” means (a) with respect to Awards of Nonqualified Options, Restricted Shares, and Stock Appreciation Rights, any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

3.Eligibility. All employees of the Company and its Subsidiaries are eligible for Awards under the Plan; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Common Shares.  The Committee in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any employee of the Company or its Subsidiaries any right to participate in the Plan or to be granted an Award.

4.Common Shares Available for Awards. Subject to adjustment as provided in Section 14, there shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of the Plan beginning as of the Effective Date the sum of (a) 1,500,000 Common Shares, (b) the number of Common Shares available for grant under the Prior Plan as of the day immediately preceding the Effective Date and (c) the number of Common Shares subject to outstanding Awards under the Prior Plan as of the day immediately preceding the Effective Date that must or may be settled in Common Shares. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award, and Common Shares related to Awards that are forfeited, terminated or that expire unexercised, and Common Shares that are withheld from an Award of Restricted Shares to cover taxes relating to such Award, shall immediately become available for Awards hereunder. Notwithstanding the foregoing, Common Shares that are withheld from an Award of ISOs, Nonqualified Options or Stock Appreciation Rights to cover any exercise price or taxes relating to such Award shall not be available again for Awards hereunder. Any Common Shares that are issued will be issued in registered form only and no share certificates shall be issued. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

5.Administration.

(a)General. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. Subject to any limitations imposed under applicable laws, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO Award losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

(b)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s affiliates shall be covered by the Plan; (ii) determine which eligible persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange.  For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

6.Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are then subject to Section 16 of the Exchange Act.

7.Awards. The Committee shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Managing Director, Chief Executive Officer, President, or any Vice President of the Company for and on behalf of the Company. The Committee shall set a minimum vesting period for any time-based vesting Award granted under the Plan at three years, and with respect to a performance-based vesting Award, at a minimum vesting period of one year; provided, however, that no portion of any Award shall vest in less than one year and that such vesting schedules may be designed to vest in annual installments over the minimum vesting periods and may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a separation from service, as set forth in the Plan or the individual Award Agreement. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (a) under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (b) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Common Shares that may be subject to Awards granted to any one individual during any calendar year may not exceed 1,600,000 Common Shares, subject to adjustment as provided in Section 14.

(a)Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. A stock option granted pursuant to the Plan may be in the form of a Nonqualified Option or an ISO. The purchase price of each Common Share that is subject to a Nonqualified Option or an ISO granted pursuant to the Plan shall be determined by the Committee but, subject to adjustment as provided in Section 14, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such stock option is granted. Each ISO Award shall, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, comply with Section 422 of the Code and, notwithstanding anything herein to the contrary, (i) the exercise price of the ISO may not be less than 110% of the Fair Market Value of the Common Shares at the time of grant if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary, (ii) no ISO granted to any person shall be exercisable after the expiration of ten years from the date of grant of such ISO, (iii) no ISO granted to any person who, at the time of such grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary may, by its terms, be exercisable after the expiration of five years from the date of grant of such ISO, and (iv) an ISO granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such ISOs shall be treated as Nonqualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s stock options will not constitute ISOs because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. Except as provided in Section 14, the Committee may not, without approval of the shareholders of the Company, (A) lower the purchase price under any outstanding stock option granted pursuant to the Plan, (B) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (C) cancel any such outstanding stock option when its purchase price exceeds the Fair Market Value of the underlying shares in exchange for cash, another Award or other equity.

(b)Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Committee, (ii) the Award recipient’s continued employment with the Company and its Subsidiaries for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Committee. Each such Award may be based on Fair Market Value or other specified valuations. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Committee may establish.

(c)Stock Appreciation Rights. An Award may consist of a Stock Appreciation Right with respect to a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. The exercise price of each Common Share that is subject to a Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Section 14, such exercise price shall not be less than the Fair Market Value of a Common Share on the date such Stock Appreciation Right is granted. A Stock Appreciation Right may be granted in connection with a stock option granted under the Plan or independently of such a stock option. If a Stock Appreciation Right is granted in connection with a stock option granted under the Plan, then the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under such stock option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an ISO, such right shall be exercisable only when the Fair Market Value of the Common Share exceeds the price specified therefor in the Option or the portion thereof to be surrendered. Stock Appreciation Rights shall be subject to restrictions similar to those provided in the last sentence of Section 7(a) with respect to Stock Options.

(d)Change in Control . A Nonqualified Option, an ISO or a Stock Appreciation Right granted pursuant to the Plan shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. A “Change in Control” shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of May 13, 2011, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

8.Substitution of Awards. At the discretion of the Committee and subject to the rules and restrictions of Section 409A of the Code, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9.Stock Option Exercise. The price at which Common Shares may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Shares or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (a) loans from the Company (to the extent permissible under applicable law) or (b) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Committee.

10.Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (b) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (c) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (c) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 11, no further Awards may be granted under the Plan after 10 years from the date this amended and restated Plan is adopted by the shareholders. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all ISOs, Nonqualified Options and Stock Appreciation Rights granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.

12.Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (a) not adverse to such Participant or (b) consented to by such Participant.

13.Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) or (c) with the consent of the Committee. The preceding sentence notwithstanding, no ISO Award under the Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise provided in Sections 421 or 422 of the Code. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 or the terms of an Award Agreement shall be null and void.

14.Adjustments.

(a)The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, as applicable, and (iv) any applicable share limitations with respect to Awards to equitably reflect such Adjustment Event (“Equitable Adjustments”).  In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 14(b), the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event as noted in Section 14(c) below.

(c)Unless otherwise addressed in Section 14(b) above, in the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Committee shall adjust proportionally: (i) the number of Common Shares reserved under the Plan, the maximum number of Common Shares that may be subject to Awards granted to any one individual during a calendar year, and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Committee shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options or Stock Appreciation Rights that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the options or Stock Appreciation Rights and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

15.Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law.  In the event that the Company determines to settle all or a portion of an Award in the form of Common Shares, the Company may require a Participant to pay to the Company the aggregate par value of the Common Shares, rounded up to the nearest $0.01, prior to the issuance of such Common Shares, unless the Common Shares are transferred directly out of Treasury.

16.Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the

Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17.No Employment Guaranteed. No provision of the Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with the Company or any Subsidiary.

18.Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until Common Shares are issued to such Participant.

19.Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20.Clawback.  The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

21.Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), it is the general intention, but not the obligation, of the Company to design such Award to comply with Section 409A and such Award should be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment or settlement under an Award which is subject to Section 409A on account of a “separation from service” (as defined under Section 409A of the Code), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and, except as otherwise provided in an Award Agreement, paid in a lump sum without interest.

22.Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23.Effective Date of Plan. Effective Date of Plan and Term. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, February 13, 2007 and May 13, 2014. This amendment and restatement of the Plan shall be effective as provided in Section 1.  No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date; however, any Award granted prior to the termination of the Plan, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination of the Plan until the final disposition of such Award.

CORE LABORATORIES N.V. C/O COMPUTERSHARE TRUST CO., N.A. ATTN: JENNIFER HARLA 250 ROYALL STREET CANTON, MA 02021

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES N.V.
The Board of Supervisory Directors recommends that you vote FOR the following:	For	Withhold

1. To elect two new Class I Supervisory Directors, Harvey Klingensmith and Monique van Dijken Eeuwijk to serve until our annual meeting in 2023 under the terms and conditions described within the proxy statement and until their successors shall have been duly elected and qualified;

1a) Harvey Klingensmith	☐	☐
1b) Monique van Dijken Eeuwijk	☐	☐

	For	Against	Abstain		For	Against	Abstain
The Board of Supervisory Directors recommends you vote FOR the following proposals:
2. To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as Core Laboratories N.V.'s independent registered public accountants for the year ending December 31, 2020.	☐	☐	☐

7. To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021.

					☐	☐	☐

3. To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2019, following a discussion of our Dutch Report of the Management Board for that same period.

	☐	☐	☐

8. To:

(a) approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables

					☐	☐	☐
4. To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 20, 2020.	☐	☐	☐	(b) cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2019;	☐	☐	☐

5. To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 20, 2021, and such repurchased shares may be used for any legal purpose

	☐	☐	☐	(c) adopt the remuneration policy for the Management Board and the Supervisory Board in line with new Dutch legal requirements, and	☐	☐	☐

6. To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 20, 2021

	☐	☐	☐

9. To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “LTIP”), the principal purposes of which are to increase the number of shares authorized for issuance thereunder, to extend the term of  the LTIP through May 20, 2030, and for other purposes.

					☐	☐	☐
NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb.

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M52481-P33425-P33515

CORE LABORATORIES N.V.
Annual Meeting of Shareholders
May 20, 2020 9:00 AM CEST
This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020.

The undersigned hereby constitutes and appoints each member of the Supervisory Board, Mark Elvig, general counsel of the Company, Jacobus Schouten, as well as Jaap Stoop, Jules van de Winckel, Joppe Schoute and any other lawyer or notary working with NautaDutilh N.V., the Company's Dutch legal counsel, and each or any of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX Amsterdam The Netherlands, on Wednesday, May 20, 2020 at 9:00 a.m. CEST and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR SUPERVISORY DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8a, 8b, 8c AND 9.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side